Exhibit 10.21

Execution Copy

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (“Agreement”), is dated as of May 15, 2006 and entered into by and among J. CREW OPERATING CORP., a Delaware corporation (the “Company”), J. CREW GROUP, INC., a Delaware corporation (“Holdings”, and together with the Subsidiaries of the Company that become parties hereto from time to time, the “Guarantors”), GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), in its capacity as administrative agent for the holders of the Term Loan Obligations (as defined below), including its successors and assigns from time to time (the “Term Loan Administrative Agent”), and in its capacity as collateral agent for the holders of the Term Loan Obligations, including its successors and assigns from time to time (the “Term Loan Collateral Agent”), WACHOVIA BANK, NATIONAL ASSOCIATION (“Wachovia”), in its capacity as administrative agent for the holders of the Revolving Credit Obligations (as defined below), including its successors and assigns from time to time (the “Revolving Credit Administrative Agent”) and in its capacity as collateral agent for the holders of the Revolving Credit Obligations, including its successors and assigns from time to time (the “Revolving Credit Collateral Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

The Company, the Guarantors, the lenders and agents party thereto, GSCP, as Term Loan Joint Lead Arranger, Term Loan Joint Bookrunner, Term Loan Administrative Agent and Term Loan Collateral Agent, Bear, Stearns & Co. Inc., as Term Loan Joint Lead Arranger and Term Loan Joint Bookrunner, and Bears Stearns Corporate Lending Inc., as Term Loan Syndication Agent, have entered into that Credit and Guaranty Agreement dated as of the date hereof providing for a term loan (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “Term Loan Agreement”);

The Company, Holdings, J. Crew International, Inc. (“International”), the other borrowers party thereto, the lenders and agents party thereto, and Wachovia Capital Markets LLC, as Revolving Credit Sole Lead Arranger and Revolving Credit Sole Lead Bookrunner, Wachovia, as Revolving Credit Administrative Agent, Wachovia as Revolving Credit Collateral Agent, and Bank of America, N.A., as Revolving Credit Syndication Agent entered into that Amended and Restated Revolving Credit Agreement dated as of December 23, 2004 providing for a revolving credit facility (as amended, restated, supplemented, modified, replaced or refinanced from time to time, the “Revolving Credit Agreement”);

Pursuant to (i) the Term Loan Agreement, Holdings has agreed to guaranty the Term Loan Obligations (the “Term Loan Holdings Guaranty”) and Holdings and the Company have agreed to cause certain current and future Subsidiaries to agree to guaranty the Term Loan Obligations (the “Term Loan Subsidiary Guaranty”, and together with the Term Loan Holdings Guaranty, the “Term Loan Guaranty”) and (ii) the Guarantee

dated as of December 23, 2004, Holdings, Madewell Inc. and J. Crew International, Inc. have agreed to guaranty the Revolving Credit Obligations (the “Revolving Credit Holdings Guaranty”) and Holdings and the Company have agreed to cause certain current and future Subsidiaries to agree to guaranty the Revolving Credit Obligations (the “Revolving Credit Subsidiary Guaranty”, and together with the Revolving Credit Holdings Guaranty, the “Revolving Credit Guaranty”);

The Term Loan Documents and the Revolving Credit Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In order to induce the Revolving Credit Administrative Agent, the Revolving Credit Collateral Agent and the Revolving Credit Lenders to amend the Revolving Credit Agreement and in order to induce the Term Loan Administrative Agent, the Term Loan Collateral Agent and the Term Loan Lenders to enter into the Term Loan Agreement, the Revolving Credit Collateral Agent, the Revolving Credit Administrative Agent, the Term Loan Collateral Agent and the Term Loan Administrative Agent have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms. As used in the Agreement, the following terms shall have the following meanings:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 5% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

“Agents” means the Revolving Credit Collateral Agent and/or the Term Loan Collateral Agent.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting either Revolving Credit Collateral or Term Loan Collateral.

“Commodities Accounts” means all “commodity accounts” as defined in Article 9 of the UCC.

“Company” has the meaning assigned to that term in the Preamble to this Agreement.

“Control Agreement” means any control agreement establishing the Term Loan Collateral Agent’s or the Revolving Credit Collateral Agent’s “control” (within the meaning of Section 8-106, 9-106 or 9-104 of the UCC, as applicable) with respect to any Deposit Account, Commodities Account or Securities Account.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Company’s, its Subsidiaries’ and any Guarantor’s operations and not for speculative purposes.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit, including, without limitation, all “deposit accounts” as defined in Article 9 of the UCC.

“DIP Financing” has the meaning assigned to that term in Section 6.1.

“Discharge of Revolving Credit Obligations” means, except to the extent otherwise expressly provided in Section 5.5 and subject to clause (b) of the definition of the term Revolving Credit Obligations:

(a) the payment in full in cash of the principal of and interest (including Post-Petition Interest) on all Indebtedness constituting Revolving Loan Obligations;

(b) the payment in full in cash of all other Revolving Credit Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(c) the payment in full in cash collateral in respect of letters of credit, banker’s acceptances or similar instruments arranged for under the Revolving Credit Loan Documents in an amount equal to one hundred five (105%) percent of the amount of such letters of credit, banker’s acceptance or similar instruments (or at the option of Revolving Credit Collateral Agent, instead of such cash collateral, the delivery to Revolving Credit Collateral Agent of a letter of credit issued for the account of the Company or any Guarantor, in form and substance reasonably satisfactory to Revolving Credit Collateral Agent, by an issuer acceptable to Revolving Credit Collateral Agent and payable to Revolving Credit Collateral Agent as beneficiary) and any other cash collateral to be provided to Revolving Credit Collateral Agent under the terms of the Revolving Credit Loan Documents; and

(d) termination or expiration of all commitments, if any, to extend credit that would constitute Revolving Credit Obligations.

“Discharge of Term Loan Obligations” means, except to the extent otherwise expressly provided in Section 5.5 and subject to clause (b) of the definition of the term Term Loan Obligations:

(a) payment in full in cash of the principal of and interest (including Post-Petition Interest) on all Indebtedness constituting Term Loan Obligations;

(b) payment in full in cash of all other Term Loan Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(c) termination or expiration of all commitments, if any, to extend credit that would constitute Term Loan Obligations.

“Disposition” has the meaning assigned to that term in Section 5.1(b).

“Enforcement” means, collectively or individually for one or both of the Revolving Credit Collateral Agent and the Term Loan Collateral Agent, when a Revolving

Credit Default or Term Loan Default, as the case may be, has occurred and is continuing, to repossess, or exercise any remedies with respect to, any material amount of Collateral or commence the judicial enforcement of any of the rights and remedies under the Revolving Credit Loan Documents, the Term Loan Documents or under any applicable law, but in all cases excluding the imposition of a default rate or late fee.

“Enforcement Notice” means a written notice delivered, at a time when a Revolving Credit Default or Term Loan Default has occurred and is continuing, by either Revolving Credit Administrative Agent or Term Loan Administrative Agent to the other announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the Revolving Credit Obligations or the Term Loan Obligations, as the case may be, and requesting the current balance of the Revolving Credit Obligations or the Term Loan Obligations, as the case may be, owing to the noticed party.

“Enforcement Period” means the period of time following the receipt by either Revolving Credit Administrative Agent or Term Loan Administrative Agent of an Enforcement Notice from the other until the earlier of (i) in the case of an Enforcement Period commenced by Term Loan Administrative Agent, the Discharge of Term Loan Obligations, (ii) in the case of an Enforcement Period commenced by Revolving Credit Administrative Agent, the Discharge of Revolving Credit Obligations, (iii) Revolving Credit Administrative Agent or Term Loan Administrative Agent (as applicable) agrees in writing to terminate the Enforcement Period, or (iv) the date on which the Revolving Credit Default or the Term Loan Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the Revolving Credit Administrative Agent or the Term Loan Administrative Agent, as applicable, or waived in writing by the Revolving Credit Administrative Agent or Term Loan Administrative Agent, as applicable.

“Equipment” shall mean: (i) all “equipment” as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

“Equipment Access Period” means for any item of Equipment for which the use of such Equipment is necessary or desirable in connection with any Enforcement in respect of any Revolving Credit Primary Collateral, the period, after the commencement of an Enforcement Period, which begins on the day that Revolving Credit Collateral Agent provides Term Loan Collateral Agent with the notice of its election to request access pursuant to Section 3.4(b) below and ends on the earlier of (i) the 80th day after the later of (x) the date upon which the Revolving Credit Collateral Agent notifies the Term Loan Collateral Agent of the desire of Revolving Credit Collateral Agent to exercise the access rights as to such Equipment provided for in Section 3.4(b) and (y) the date upon which Revolving Credit Collateral Agent obtains the ability to use such item of Equipment following Enforcement (either such applicable date set forth in the foregoing clause (x) or (y), the “Equipment Access Period Commencement Date”) plus, in each case, such number of days, if any, after the Equipment Access Period Commencement Date that the Revolving Credit Collateral Agent is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Revolving Credit Primary Collateral, or (ii) the date on which all or substantially all of the Revolving Credit Primary Collateral for which the use of such Equipment is necessary or desirable is sold, collected or liquidated, or (iii) the date on which the Discharge of Revolving Credit Obligations occurs or (iv) the date on which the Revolving Credit Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the Revolving Credit Collateral Agent, or waived in writing by the Revolving Credit Collateral Agent.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means the Company, Holdings, International, each of the Guarantor Subsidiaries and each other Person that has or may from time to time hereafter execute and deliver a Term Loan Collateral Document or a Revolving Credit Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof).

“Guarantor Subsidiary” means each Guarantor (under and as defined in either the Term Loan Agreement or the Revolving Credit Agreement) that is a Subsidiary of Company.

“Hedge Agreement” means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Hedge Agreement.

“Holdings” has the meaning set forth in the Preamble to this Agreement.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the Term Loan Agreement or the Revolving Credit Agreement, as applicable.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Intellectual Property” has the meaning assigned such term in Annex C.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement each of which is for the purpose of hedging the interest rate exposure associated with Company’s, its Subsidiaries’ and each Guarantor’s operations and not for speculative purposes.

“International” has the meaning set forth in the Recitals to this Agreement.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Lender” means each Term Loan Lender and each Revolving Credit Lender.

“Lender Counterparty” means each Lender or any Affiliate of a Lender counterparty to a Hedge Agreement (including any Person who is a Lender (and any Affiliate thereof) as of the date hereof but subsequently, whether before or after entering into a Hedge Agreement, ceases to be a Lender) including, without limitation, each such Affiliate that enters into a joinder agreement with an Agent.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Mortgage Access Period” means for each parcel of Mortgaged Premises the period, after the commencement of an Enforcement Period, which begins on the day that Term Loan Collateral Agent provides Revolving Credit Collateral Agent with the notice of its election to request access pursuant to Section 3.3(b) below and ends on the earlier of (i) the 90th day after the later of (x) the date upon which the Term Loan Collateral Agent notifies the Revolving Credit Collateral Agent of the desire of Term Loan Collateral Agent to exercise the access rights as to such parcel of Mortgaged Premises provided for in Section 3.3(b) and (y) the date upon which Term Loan Collateral Agent obtains the ability to use such parcel of Mortgaged Premises following Enforcement (either such applicable date set forth in the foregoing clause (x) or (y), the “Mortgage Access Period Commencement Date”) plus, in each case, such number of days, if any, after the Mortgage Access Period Commencement Date that Term Loan Collateral Agent is stayed or otherwise prohibited by law or court order or by the continuation of any Equipment Access Period from exercising remedies with respect to Collateral located on such Mortgaged Premises, or (ii) the date on which all or substantially all of the Term Loan Primary Collateral located on such Mortgaged Premises is sold, collected or liquidated, or (iii) the date on which the Discharge of Term Loan Obligations occurs or (iv) the date on which the Term Loan Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the Term Loan Collateral Agent, or waived in writing by the Term Loan Collateral Agent.

“Mortgaged Premises” means any real property which shall now or hereafter be subject to a Revolving Credit Mortgage.

“New Agent” has the meaning assigned to that term in Section 5.5.

“New Debt Notice” has the meaning assigned to that term in Section 5.5.

“Obligations” means all obligations of every nature of each Grantor from time to time owed to any agent or trustee, the Term Loan Claimholders, the Revolving Credit Claimholders or any of them or their respective Affiliates under the Term Loan Documents, the Revolving Credit Loan Documents or Hedge Agreements, whether for principal, interest or payments for early termination of Interest Rate Agreements, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Pledged Collateral” has the meaning set forth in Section 5.4.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Term Loan Agreement or the Revolving Credit Agreement, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges cease to accrue by operation of the Bankruptcy Law or other law and whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Recovery” has the meaning set forth in Section 6.4.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Revolving Credit Administrative Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Revolving Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Revolving Credit Claimholders” means, at any relevant time, the holders of Revolving Credit Obligations at that time, including the Revolving Credit Lenders and the agents under the Revolving Credit Loan Documents and any Lender Counterparties that are Revolving Credit Lenders or Affiliates of Revolving Credit Lenders and that receive the benefit of the Liens granted to Revolving Credit Collateral Agent under the terms of the Revolving Credit Loan Documents.

“Revolving Credit Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Revolving Credit Obligations.

“Revolving Credit Collateral Agent” has the meaning assigned to that term in the Preamble of this Agreement.

“Revolving Credit Collateral Documents” means any agreement, document or instrument pursuant to which a Lien is granted securing any Revolving Credit Obligations or under which rights or remedies with respect to such Liens are governed.

“Revolving Credit Commitments” means the “Revolving Credit Commitments” (as such term is defined in the Revolving Credit Agreement).

“Revolving Credit Default” means an “Event of Default” (as defined in the Revolving Credit Agreement).

“Revolving Credit Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

“Revolving Credit Lenders” means the “Lenders” under and as defined in the Revolving Credit Agreement.

“Revolving Credit Loan Documents” means the Revolving Credit Agreement and the Financing Agreements (as defined in the Revolving Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Revolving Credit Obligation, and any other document or instrument executed or delivered at any time in connection with any Revolving Credit Obligations, including any intercreditor or joinder agreement among holders of Revolving Credit Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“Revolving Credit Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Revolving Credit Obligations or under which rights or remedies with respect to any such Liens are governed.

“Revolving Credit Obligations” means the following:

(a) all Obligations (including without limitation any Post-Petition Interest) outstanding under the Revolving Credit Agreement and the other Revolving Credit Loan Documents, including Hedge Agreements entered into with any Lender Counterparty but only to the extent such Lender Counterparty is a Revolving Credit Claimholder. “Revolving Credit Obligations” shall include all interest, fees, expenses and other charges accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate in the case of interest, fees or charges specified in the relevant Revolving Credit Loan Document whether or not the claim for such interest, fees or charges is allowed as a claim in such Insolvency or Liquidation Proceeding.

(b) To the extent any payment with respect to any Revolving Credit Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Term Loan Claimholders, receiver or similar Person or otherwise required to be returned or repaid, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Revolving Credit Claimholders and the Term Loan Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Revolving Credit Loan Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Revolving Credit Claimholders and the Term Loan Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Revolving Credit Obligations”.

(c) Notwithstanding the foregoing, if the sum of: (A) Indebtedness (as defined in the Revolving Credit Agreement) constituting principal outstanding under the Revolving Credit Agreement and the other Revolving Credit Loan Documents; plus (B) the aggregate undrawn amount then available under any then outstanding letters of credit issued under the Revolving Credit Agreement, is in excess of the sum of $275,000,000 (the

“Revolving Credit Cap Amount”), then that portion of the principal amount of such Indebtedness (as defined in the Revolving Credit Agreement) (and any interest thereon and any fees and expenses related thereto) and such aggregate undrawn amount of letters of credit in excess of the Revolving Credit Cap Amount shall not be included in Revolving Credit Obligations.

“Revolving Credit Primary Collateral” means all “Collateral” as described in Annex A; provided that, to the extent that identifiable proceeds of Term Loan Primary Collateral are deposited or held in any Deposit Accounts or Securities Accounts that constitute Revolving Credit Primary Collateral after an Enforcement Notice, then (as provided in Section 3.5 below) such Collateral or other identifiable proceeds shall be treated as Term Loan Primary Collateral.

“Revolving Credit Sole Book Runner” means the “Sole Book Runner” under the Revolving Credit Loan Documents.

“Revolving Credit Sole Lead Arranger” means the “Lead Arranger” under the Revolving Credit Loan Documents.

“Revolving Credit Standstill Period” has the meaning set forth in Section 3.2(a)(1).

“Revolving Credit Syndication Agent” has the meaning assigned to that term in the Recitals to this Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Accounts” (i) shall mean all “securities accounts” as defined in Article 8 of the UCC.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Superior Lienholder” has the meaning assigned to that term in Section 5.4(f).

“Term Loan Administrative Agent” has the meaning assigned to that term in the Preamble to this Agreement.

“Term Loan Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Term Loan Claimholders” means, at any relevant time, the holders of Term Loan Obligations at that time, including the Term Loan Lenders and the agents under the Term Loan Documents and any Lender Counterparties that are Term Loan Lenders or Affiliates of Term Loan Lenders and that receive the benefit of the Liens granted to Term Loan Collateral Agent under the terms of the Term Loan Documents.

“Term Loan Collateral Agent” has the meaning assigned to that term in the Preamble to this Agreement.

“Term Loan Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Term Loan Obligations.

“Term Loan Collateral Documents” means the Collateral Documents (as defined in the Term Loan Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Term Loan Obligations or under which rights or remedies with respect to such Liens are governed.

“Term Loan Default” means an “Event of Default” (as defined in the Term Loan Agreement).

“Term Loan Documents” means the Term Loan Agreement and the Credit Documents (as defined in the Term Loan Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Term Loan Obligation, and any other document or instrument executed or delivered at any time in connection with any Term Loan Obligations, including any intercreditor or joinder agreement among holders of Term Loan Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“Term Loan Guaranty” has the meaning assigned to that term in the Recitals to this Agreement.

“Term Loan Joint Book Runners” means the “Joint Bookrunners” under the Term Loan Documents.

“Term Loan Joint Lead Arrangers” means the “Joint Lead Arrangers” under the Term Loan Documents.

“Term Loan Lenders” means the “Lenders” under and as defined in the Term Loan Documents.

“Term Loan Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Term Loan Obligations or under which rights or remedies with respect to any such Liens are governed.

“Term Loan Obligations” means the following:

(a) all Obligations (including without limitation any Post-Petition Interest) outstanding under the Term Loan Agreement and the other Term Loan Documents, including Hedge Agreements entered into with any Lender Counterparty but only to the extent such Lender Counterparty is a Term Loan Claimholder. “Term Loan Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Term Loan Document whether or not the claim for such interest, fees or charges is allowed as a claim in such Insolvency or Liquidation Proceeding.

(b) To the extent any payment with respect to any Term Loan Obligation (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Revolving Credit Claimholders, receiver or similar Person or otherwise required to be returned or repaid, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Term Loan Claimholders and the Revolving Credit Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Term Loan Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Term Loan Claimholders and the Revolving Credit Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Term Loan Obligations”.

(c) Notwithstanding the foregoing, if the Indebtedness (as defined in the Term Loan Agreement) constituting principal outstanding under the Term Loan Agreement and the other Term Loan Documents is in excess of (x) in the event Company has not exercised its option to obtain the Term Loan Incremental Advance (as defined in the Term Loan Agreement), $313,500,000 or (y) in the event that Company has exercised its option to obtain the Incremental Term Loan (as defined in the Term Loan Agreement), $423,500,000 (the “Term Loan Cap Amount”), then that portion of the principal amount of such Indebtedness (as defined in the Term Loan Agreement) (and any interest thereon and any fees and expenses related thereto) in excess of the Term Loan Cap Amount shall not be included in the Term Loan Obligations.

“Term Loan Primary Collateral” means all “Collateral” as described in Annex B; provided, however, that to the extent that identifiable proceeds of Revolving Credit Primary Collateral are deposited or held in any Deposit Accounts or Securities Accounts that constitute Term Loan Primary Collateral, then (as provided in Section 3.5 below) such Collateral or other identifiable proceeds shall be treated as Revolving Credit Primary Collateral.

“Term Loan Standstill Period” has the meaning set forth in Section 3.2(a)(1).

“Term Loan Syndication Agent” has the meaning assigned to that term in the Recitals to this Agreement.

“Third Parties” has the meaning assigned to that term in Section 5.4(f).

“Third Party Agreements” has the meaning assigned to that term in Section 5.4(f).

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e) all references to terms defined in the UCC shall have the meaning ascribed to them therein (unless otherwise specifically defined herein); and

(f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Term Loan Obligations granted on the Collateral or of any Liens securing the Revolving Credit Obligations granted on the Collateral and notwithstanding any provision of any UCC, or any other applicable law or the Revolving Credit Loan Documents or the Term Loan Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the Revolving Credit Obligations or Term Loan Obligations or any other circumstance whatsoever, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders and the Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders hereby agree that:

(a) any Lien of the Revolving Credit Collateral Agent on the Revolving Credit Primary Collateral, whether now or hereafter held by or on behalf of the Revolving Credit Collateral Agent or any Revolving Credit Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law (pursuant to a judgment or otherwise), subrogation or otherwise, shall be senior in all respects and prior to all Liens on the Revolving Credit Primary Collateral securing any Term Loan Obligations; and

(b) any Lien of the Term Loan Collateral Agent on the Term Loan Primary Collateral, whether now or hereafter held by or on behalf of the Term Loan Collateral Agent, any Term Loan Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law (pursuant to a judgment or otherwise), subrogation or otherwise, shall be senior in all respects to all Liens on the Term Loan Primary Collateral securing any Revolving Credit Obligations.

2.2 Prohibition on Contesting Liens. Each of the Term Loan Collateral Agent, for itself and on behalf of each Term Loan Claimholder, and the Revolving Credit Collateral Agent, for itself and on behalf of each Revolving Credit Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the Revolving Credit Claimholders or any of the Term Loan Claimholders in the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of either Agent or any Revolving Credit Claimholder or Term Loan Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.1, 3.1 and 3.2.

2.3 No New Liens. So long as the Discharge of Revolving Credit Obligations and the Discharge of Term Loan Obligations have not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of the Company or any other Grantor, the parties hereto agree that neither the Company nor any other Grantor shall:

(a) grant or permit any additional Liens on any asset or property to secure any Term Loan Obligation unless (i) it has granted or concurrently grants a Lien on such asset or property to secure the Revolving Credit Obligations or (ii) otherwise as permitted in accordance with Section 6.3; or

(b) grant or permit any additional Liens on any asset or property to secure any Revolving Credit Obligations unless (i) it has granted or concurrently grants a Lien on such asset or property to secure the Term Loan Obligations or (ii) otherwise as permitted in accordance with Section 6.3.

To the extent any additional Liens are granted on any asset or property pursuant to this Section 2.3, the priority of such additional Liens shall be determined in accordance with Section 2.1. In addition, to the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available hereunder, the Revolving Credit Collateral Agent, on behalf of the Revolving Credit Claimholders and the Term Loan Collateral Agent, on behalf of Term Loan Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that, subject to the relative priorities described herein or permitted hereby, the Revolving Credit Collateral and the Term Loan Collateral be identical (it being expressly understood and agreed that none of the Revolving Credit Claimholders and none of the Term Loan Claimholders make any representation, warranty or agreement to any other party hereto as to whether the Revolving Credit Collateral and the Term Loan Collateral are identical). In furtherance of the foregoing and of Section 8.8, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the Revolving Credit Collateral Agent or the Term Loan Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Revolving Credit Collateral and the Term Loan Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Revolving Credit Loan Documents and the Term Loan Documents.

SECTION 3. Enforcement.

3.1 Exercise of Remedies – Restrictions on Term Loan Collateral Agent.

(a) Until (i) the Discharge of Revolving Credit Obligations has occurred and (ii) the Revolving Credit Agreement is no longer in effect, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Term Loan Collateral Agent and the Term Loan Claimholders:

(1) will not exercise or seek to exercise any rights or remedies with respect to any Revolving Credit Primary Collateral (including the exercise of any right of setoff, notification of account debtors or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Term Loan Collateral Agent or any Term Loan Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Term Loan Collateral Agent may exercise the rights provided for in Section 3.3 (with respect to any Mortgage Access Period) and may exercise any or all such other rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (i) the date on which the Term Loan Collateral Agent declared the existence of a Term Loan Default and demanded the repayment of all the principal amount of any Term Loan Obligations; and (ii) the date on which the Revolving Credit Collateral Agent received notice from the Term Loan Collateral Agent of such declaration of a Term Loan Default and demand for payment (the “Term Loan Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Term Loan Collateral Agent or any Term Loan Claimholder exercise any rights or remedies (other than those under Section 3.3) with respect to the Revolving Credit Primary Collateral (unless (i) the final step triggering the “one action rule” or any similar legal provision in any applicable state has occurred and (ii) the applicable Term Loan Claimholder has provided written notice to the Revolving Credit Collateral Agent no later than five days prior to the commencement of such final step of its exercise of any rights or remedies permitted hereunder) if, notwithstanding the expiration of the Term Loan Standstill Period, the Revolving Credit Collateral Agent or Revolving Credit Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Collateral or in any event as to any specific assets constituting Revolving Credit Primary Collateral as to which Revolving Credit Collateral Agent has commenced and is diligently pursuing such rights or remedies (and to the extent that Revolving Credit Collateral Agent or Revolving Credit Claimholders shall have commenced such action as to such specific assets after the end of the Term Loan Standstill Period, Revolving Credit Collateral Agent or Revolving Credit Claimholders shall have provided at least three Business Days’ prior notice of such exercise to the Term Loan Collateral Agent);

(2) will not contest, protest or object to any foreclosure proceeding or action brought by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder or any other exercise by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder of any rights and remedies relating to the Revolving Credit Primary Collateral, whether under the Revolving Credit Loan Documents or otherwise; and

(3) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.1(c), will not object to the forbearance by the Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders from bringing or pursuing any Enforcement;

provided, however, that, in the case of (1), (2) and (3) above, the Liens granted to secure the Term Loan Obligations of the Term Loan Claimholders shall attach to the proceeds thereof subject to the relative priorities described in Section 2.

(b) Until (i) the Discharge of Revolving Credit Obligations has occurred and (ii) the Revolving Credit Agreement is no longer in effect, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of Revolving Credit Primary Collateral by the respective Grantors after a Revolving Credit Default) make determinations regarding the release, disposition, or restrictions with respect to the Revolving Credit Primary Collateral without any consultation with or the consent of the Term Loan Collateral Agent or any Term Loan Claimholder; provided, however, that the Lien securing the Term Loan Obligations shall remain on the proceeds (other than those properly applied to the Revolving Credit Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Revolving Credit Primary Collateral, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders may enforce the provisions of the Revolving Credit Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Revolving Credit Primary Collateral upon foreclosure, to incur expenses in connection with such sale or other disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, the Term Loan Collateral Agent and any Term Loan Claimholder may:

(1) file a claim or statement of interest with respect to the Term Loan Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(2) take any action as is required in order to create, perfect, preserve or protect its Lien on any of the Collateral, but not enforce its Lien or otherwise exercise any rights or remedies with respect to any Revolving Credit Primary Collateral upon a default or event of default or take any action that would be adverse to the Liens of Revolving Credit Collateral Agent or interfere with the exercise by Revolving Credit Collateral Agent of its rights or remedies with respect to the Revolving Credit Primary Collateral or otherwise adverse to the priority status of the Liens on the Revolving Credit Primary Collateral, or the rights of the Revolving Credit Collateral Agent or the Revolving Credit Claimholders to exercise remedies in respect thereof or otherwise prohibited hereunder;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Term Loan Claimholders, including any claims secured by the Revolving Credit Primary Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(5) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Term Loan Obligations and the Term Loan Primary Collateral; and

(6) exercise any of its rights or remedies with respect to any of the Collateral after the termination of the Term Loan Standstill Period to the extent permitted by Section 3.1(a)(1); provided that until the Discharge of Revolving Credit Obligations, the proceeds of any Revolving Credit Primary Collateral are delivered to the Revolving Credit Collateral Agent for application to the Revolving Credit Obligations in accordance with Sections 4.1 and 4.2.

The Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, agrees that it will not take or receive any Revolving Credit Primary Collateral or any proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off or notification of account debtors) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Revolving Credit Obligations has occurred, except as expressly provided in Sections 3.1(a), 6.3(c)(1) and this Section

3.1(c), the sole right of the Term Loan Collateral Agent and the Term Loan Claimholders with respect to the Revolving Credit Primary Collateral is to hold a Lien on such Collateral pursuant to the Term Loan Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Revolving Credit Obligations has occurred. Notwithstanding any provision of this Agreement to the contrary, until the Discharge of Revolving Credit Obligations, all proceeds of Revolving Credit Primary Collateral, from whatever source, and whether resulting from the exercise of remedies or otherwise, shall be delivered to the Revolving Credit Collateral Agent and applied in accordance with Sections 4.1 and 4.2, and the Term Loan Collateral Agent and Term Loan Claimholders shall have no rights with respect to such proceeds other than as set forth in the immediately preceding sentence (and which such rights with respect to such proceeds shall be extinguished upon the application of such proceeds to the payment of the Revolving Credit Obligations in accordance with Section 4.1).

(d) Subject to Sections 3.1(a) and (c) and Section 6.3(c)(1):

(1) the Term Loan Collateral Agent, for itself and on behalf of the Term Loan Claimholders, agrees that the Term Loan Collateral Agent and the Term Loan Claimholders will not take any action that would hinder any exercise of remedies under the Revolving Credit Loan Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Revolving Credit Primary Collateral, whether by foreclosure or otherwise;

(2) the Term Loan Collateral Agent, for itself and on behalf of the Term Loan Claimholders, hereby waives any and all rights it or the Term Loan Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the Revolving Credit Collateral Agent or the Revolving Credit Claimholders seek to enforce or collect the Revolving Credit Obligations or the Liens securing the Revolving Credit Obligations granted in any of the Revolving Credit Loan Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Revolving Credit Collateral Agent or Revolving Credit Claimholders is adverse to the interest of the Term Loan Claimholders; and

(3) the Term Loan Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Term Loan Collateral Documents or any other Term Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Revolving Credit Collateral Agent or the Revolving Credit Claimholders with respect to the Revolving Credit Primary Collateral as set forth in this Agreement and the Revolving Credit Loan Documents.

(e) Except as otherwise specifically set forth in Sections 3.1(a) and (d) and 3.5, the Term Loan Collateral Agent and the Term Loan Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Term Loan Primary Collateral, in each case, in accordance with the terms of the Term Loan Documents and applicable law; provided, however, that in the event that any Term Loan Claimholder becomes a judgment Lien creditor in respect of Revolving Credit Primary Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Term Loan Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Revolving Credit Obligations) as the other Liens securing the Term Loan Obligations are subject to this Agreement.

(f) Nothing in this Agreement shall prohibit the receipt by the Term Loan Collateral Agent or any Term Loan Claimholders of the required payments of interest, principal and other amounts owed in respect of the Term Loan Obligations so long as such receipt is not the direct or indirect result of the exercise by the Term Loan Collateral Agent or any Term Loan Claimholders of rights or remedies as a secured creditor (including set-off or notification of account debtors) or enforcement in contravention of this Agreement of any Lien held by any of them and except as otherwise provided in Section 4.1 of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Revolving Credit Collateral Agent or the Revolving Credit Claimholders may have against the Grantors under the Revolving Credit Loan Documents.

3.2 Exercise of Remedies – Restrictions on Revolving Credit Collateral Agent.

(a) Until (i) the Discharge of Term Loan Obligations has occurred and (ii) the Term Loan Agreement is no long in effect, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders:

(1) will not exercise or seek to exercise any rights or remedies with respect to any Term Loan Primary Collateral (including the exercise of any right of setoff, notification of account debtors or any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Revolving Credit Collateral Agent or any Revolving Credit Claimholder is a party) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Revolving Credit Collateral Agent may exercise the rights provided for in Section 3.4 (with respect to any Equipment Access Period) and may exercise any or all such other rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (i) the date on which the Revolving Credit Collateral Agent declared the existence of any Revolving Credit Default and demanded the repayment of all the principal amount of any Revolving Credit Obligations; and (ii) the date on which the Term Loan Collateral Agent received notice from the Revolving Credit Collateral Agent of such declaration of a Revolving Credit Default and demand for payment, (the “Revolving Credit

Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the Revolving Credit Collateral Agent or any Revolving Credit Claimholder exercise any rights or remedies (other than those under Section 3.3) with respect to the Term Loan Primary Collateral (unless (i) the final step triggering the “one action rule” or any similar legal provision in any applicable state has occurred and (ii) the applicable Revolving Credit Claimholder has provided written notice to the Term Loan Collateral Agent no later than five days prior to the commencement of such final step of its exercise of any rights or remedies permitted hereunder) if, notwithstanding the expiration of the Revolving Credit Standstill Period, the Term Loan Collateral Agent or Term Loan Claimholders shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Collateral or in any event as to any specific assets constituting Term Loan Primary Collateral as to which Term Loan Collateral Agent has commenced and is diligently pursuing such rights or remedies (and to the extent that Term Loan Collateral Agent or Term Loan Claimholders shall have commenced such action as to such specific assets after the end of the Revolving Credit Standstill Period, Term Loan Collateral Agent or Term Loan Claimholders shall have provided at least three Business Days’ prior notice of such exercise to the Revolving Collateral Agent);

(2) will not contest, protest or object to any foreclosure proceeding or action brought by the Term Loan Collateral Agent or any Term Loan Claimholder or any other exercise by the Term Loan Collateral Agent or any Term Loan Claimholder of any rights and remedies relating to the Term Loan Primary Collateral, whether under the Term Loan Documents or otherwise; and

(3) subject to their rights under clause (a)(1) above and except as may be permitted in Section 3.2(c), will not object to the forbearance by the Term Loan Collateral Agent or the Term Loan Claimholders from bringing or pursuing any Enforcement;

provided, however, that in the case of (1), (2) and (3) above, the Liens granted to secure the Revolving Credit Obligations of the Revolving Credit Claimholders shall attach to the proceeds thereof subject to the relative priorities described in Section 2.

(b) Until (i) the Discharge of Term Loan Obligations has occurred and (ii) the Term Loan Agreement is no long in effect, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Term Loan Collateral Agent and the Term Loan Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of Term Loan Primary Collateral by the respective Grantors after a Term Loan Default) make determinations regarding the release, disposition, or restrictions with respect to the Term Loan Primary Collateral without any consultation with or the consent of the Revolving Credit Collateral Agent or any Revolving Credit Claimholder; provided, however, that the Lien securing the Revolving Credit

Obligations shall remain on the proceeds (other than those properly applied to the Term Loan Obligations) of such Collateral released or disposed of subject to the relative priorities described in Section 2. In exercising rights and remedies with respect to the Term Loan Primary Collateral, the Term Loan Collateral Agent and the Term Loan Claimholders may enforce the provisions of the Term Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Term Loan Primary Collateral upon foreclosure, to incur expenses in connection with such sale or other disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, the Revolving Credit Collateral Agent and any Revolving Credit Claimholder may:

(1) file a claim or statement of interest with respect to the Revolving Credit Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(2) take any action as is required in order to create, perfect, preserve or protect its Lien on any of the Collateral, but not enforce its Lien or otherwise exercise any rights or remedies with respect to any Term Loan Primary Collateral upon a default or event of default or take any action that would be adverse to the Liens of Term Loan Collateral Agent or interfere with the exercise by Term Loan Collateral Agent of its rights or remedies with respect to the Term Loan Primary Collateral or otherwise adverse to the priority status of the Liens on the Term Loan Primary Collateral, or the rights of the Term Loan Collateral Agent or any of the Term Loan Claimholders to exercise remedies in respect thereof or otherwise prohibited hereunder;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Revolving Credit Claimholders, including any claims secured by the Term Loan Primary Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;

(5) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Revolving Credit Obligations and the Revolving Credit Primary Collateral; and

(6) exercise any of its rights or remedies with respect to any of the Collateral after the termination of the Revolving Credit Standstill Period to the extent permitted by Section 3.2(a)(1); provided that until the Discharge of Term Loan Obligations, the proceeds of any Term Loan Primary Collateral are delivered to the Term Loan Collateral Agent for application to the Term Loan Obligations in accordance with Sections 4.1 and 4.2.

The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that it will not take or receive any Term Loan Primary Collateral or any proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off notification of account debtors) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Term Loan Obligations has occurred, except as expressly provided in Sections 3.2(a), 3.3, 6.3(c)(2) and this Section 3.2(c), the sole right of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders with respect to the Term Loan Primary Collateral is to hold a Lien on such Collateral pursuant to the Revolving Credit Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Term Loan Obligations has occurred. Notwithstanding any provision of this Agreement to the contrary, until the Discharge of Term Loan Obligations, all proceeds of Term Loan Primary Collateral, from whatever source, and whether resulting from the exercise of remedies or otherwise, shall be delivered to the Term Loan Collateral Agent and applied in accordance with Sections 4.1 and 4.2, and the Revolving Credit Collateral Agent and Revolving Credit Claimholders shall have no rights with respect to such proceeds other than as set forth in the immediately preceding sentence (and which such rights with respect to such proceeds shall be extinguished upon the application of such proceeds to the payment of the Term Loan Obligations in accordance with Section 4.1).

(d) Subject to Sections 3.2(a) and (c) and Sections 3.3 and 6.3(c)(2):

(1) the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, agrees that the Revolving Credit Collateral Agent and the Revolving Credit Claimholders will not take any action that would hinder any exercise of remedies under the Term Loan Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Term Loan Primary Collateral, whether by foreclosure or otherwise;

(2) the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, hereby waives any and all rights it or the Revolving Credit Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the Term Loan Collateral Agent or the Term Loan Claimholders seek to enforce or collect the Term Loan Obligations or the Liens securing the Term Loan Obligations granted in any of the Term Loan Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Term Loan Collateral Agent or Term Loan Claimholders is adverse to the interest of the Revolving Credit Claimholders; and

(3) the Revolving Credit Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Revolving Credit Collateral Documents or any other Revolving Credit Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Term Loan Collateral Agent or the Term Loan Claimholders with respect to the Term Loan Primary Collateral as set forth in this Agreement and the Term Loan Documents.

(e) Except as otherwise specifically set forth in Sections 3.2(a) and (d) and 3.5, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Revolving Credit Primary Collateral, in each case, in accordance with the terms of the Revolving Credit Loan Documents and applicable law; provided, however, that in the event that any Revolving Credit Claimholder becomes a judgment Lien creditor in respect of Term Loan Primary Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Revolving Credit Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Term Loan Obligations) as the other Liens securing the Revolving Credit Obligations are subject to this Agreement.

(f) Nothing in this Agreement shall prohibit the receipt by the Revolving Credit Collateral Agent or any Revolving Credit Claimholders of the required payments of interest, principal and other amounts owed in respect of the Revolving Credit Obligations so long as such receipt is not the direct or indirect result of the exercise by the Revolving Credit Collateral Agent or any Revolving Credit Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement in contravention of this Agreement of any Lien held by any of them and except as otherwise provided in Section 4.1 of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Term Loan Collateral Agent or the Term Loan Claimholders may have against the Grantors under the Tern Loan Documents.

3.3 Exercise of Remedies – Collateral Access Rights.

(a) The Revolving Credit Collateral Agent and Term Loan Collateral Agent agree not to commence Enforcement until an Enforcement Notice has been given to the other Agent. Subject to the provisions of Sections 3.1 and 3.2 above, either Agent may join in any judicial proceedings commenced by the other Agent to enforce Liens on the Collateral, provided that neither Agent, nor the Revolving Credit Claimholders or Term Loan Claimholders, as the case may be, shall interfere with the Enforcement actions of the other with respect to Collateral in which such party has the priority Lien in accordance herewith.

(b) If the Revolving Credit Collateral Agent, or any agent or representative of the Revolving Credit Collateral Agent, or any receiver, shall obtain possession or physical control of any parcel of the Mortgaged Premises, the Revolving Credit Collateral Agent shall promptly notify the Term Loan Collateral Agent of that fact and the Term Loan Collateral Agent shall, within ten (10) Business Days thereafter, notify the Revolving Credit Collateral Agent as to whether the Term Loan Collateral Agent desires to exercise access rights under this Agreement as to such parcel of the Mortgaged Premises, at which time the parties shall confer in good faith to coordinate with respect to the Term Loan Collateral Agent’s exercise of such access rights. Access rights may apply to differing parcels of Mortgaged Premises at differing times, in which case, a differing Mortgage Access Period may apply to each such property.

(c) Upon delivery of notice to the Revolving Credit Collateral Agent as provided in Section 3.3(b), the Mortgage Access Period shall commence for the subject parcel of Mortgaged Premises. During the Mortgage Access Period as to any parcel of such Mortgaged Premises, the Term Loan Collateral Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use, the parcel of the Mortgaged Premises for the purpose of arranging for and effecting the sale or other disposition of Term Loan Primary Collateral, including the production, completion, packaging and other preparation of such Term Loan Primary Collateral for sale or other disposition. During any such Mortgage Access Period, the Term Loan Collateral Agent and its representatives (and persons employed on their behalf) may continue to operate, service, maintain, process and sell the Term Loan Primary Collateral, as well as to engage in bulk sales of Term Loan Primary Collateral. Term Loan Collateral Agent shall take proper care of any Revolving Credit Primary Collateral that is used by Term Loan Collateral Agent during the Mortgage Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by Term Loan Collateral Agent or its agents, representatives or and Term Loan Collateral Agent shall comply with all applicable laws in connection with its use or occupancy of any of the Revolving Credit Primary Collateral. The Term Loan Collateral Agent and the Term Loan Claimholders shall indemnify and hold harmless the Revolving Credit Collateral Agent and the Revolving Credit Claimholders for any injury or damage to Persons or property caused by the acts or omissions of Persons under its control. The Term Loan Collateral Agent and the Revolving Credit Collateral Agent shall cooperate and use reasonable efforts to ensure that their activities during the Mortgage Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Revolving Credit Collateral Agent to show the Revolving Credit Primary Collateral to prospective purchasers and to ready the Revolving Credit Primary Collateral for sale.

(d) If any order or injunction is issued or stay is granted which prohibits the Term Loan Collateral Agent from exercising its rights hereunder as to a parcel of the Mortgaged Premises, then at the Term Loan Collateral Agent’s option, the Mortgage Access Period granted to the Term Loan Collateral Agent under this Section 3.3 for such parcel shall be stayed as to such parcel during the period of such prohibition and shall continue thereafter as to such parcel for the number of days remaining as required under this Section 3.3. If the Revolving Credit Collateral Agent shall foreclose or otherwise sell any of the Revolving Credit Primary Collateral, the Revolving Credit Collateral Agent will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring the Revolving Credit Primary Collateral subject to the terms of this Agreement to the extent applicable.

(e) The Grantors hereby agree with the Agents that the Term Loan Collateral Agent shall have access, during the Mortgage Access Period, as described herein and each such Grantor that owns any of the Mortgaged Premises grants a non-exclusive easement in gross over its property to permit the uses by the Term Loan Collateral Agent contemplated by this Section 3.3. The Revolving Credit Collateral Agent consents to such easement and to the recordation of a collateral access easement agreement, in form and substance reasonably acceptable to the Revolving Credit Collateral Agent, in the relevant real estate records with respect to each parcel of Real Estate that is now or hereafter subject to a Revolving Credit Mortgage. The Term Loan Collateral Agent agrees that upon either a Discharge of Term Loan Obligations or the expiration of the final Mortgage Access Period with respect to any parcel of property covered by a Revolving Credit Mortgage, it shall, upon request, execute and deliver to the Revolving Credit Collateral Agent, or if a Discharge of Revolving Credit Obligations has occurred, to the respective Grantor, such documentation, in recordable form, as may reasonably be requested to terminate any and all rights with respect to such Mortgage Access Periods.

3.4 Exercise of Remedies – Intellectual Property Rights/Access to Information.

(a) The Term Loan Collateral Agent and each Grantor hereby grants (to the full extent of their respective rights and interests) the Revolving Credit Collateral Agent and its agents, representatives and designees (a) a royalty free, rent free non-exclusive license and lease to use, upon the occurrence and during the continuation of a Revolving Credit Default, all of the Term Loan Primary Collateral constituting Intellectual Property, to complete the sale of inventory, the collection of accounts or other realization on any Revolving Credit Primary Collateral and (b) a royalty free non-exclusive license (which will be binding on any successor or assignee of the Intellectual Property) to use any and all Intellectual Property at any time in connection with its realization on any Revolving Credit Primary Collateral; provided, however, the royalty free, rent free non-exclusive license and lease granted in clause (a) shall immediately expire upon the sale, lease, transfer or other disposition of such inventory, the collection of all accounts and the realization on any other Revolving Credit Primary Collateral for which such Intellectual Property is necessary or desirable. Notwithstanding anything to the contrary contained herein, any purchaser or assignee of Revolving Credit Primary Collateral pursuant to the exercise by Revolving Credit Collateral Agent of any of its rights or remedies with respect thereto shall have the right to sell or otherwise dispose of any such Revolving Credit Primary Collateral to which any such Intellectual Property is affixed.

(b) If the Term Loan Collateral Agent, or any agent or representative of the Term Loan Collateral Agent, or any receiver, shall obtain possession or physical control of any Equipment for which the use of such Equipment is necessary or desirable in connection with any Enforcement in respect of any Revolving Credit Primary Collateral, the Term Loan Collateral Agent shall promptly notify the Revolving Credit Collateral Agent of that fact and the Revolving Credit Collateral Agent shall, within ten (10) Business Days thereafter, notify the Term Loan Collateral Agent as to whether the Revolving Credit Collateral Agent desires to exercise access and use rights under this Agreement as to such item of Equipment, at which time the parties shall confer in good faith to coordinate with respect to the Revolving Credit Collateral Agent’s exercise of such access rights. Access rights may apply to differing items of Equipment at differing times, in which case, a differing Equipment Access Period may apply to each such property.

(c) Upon delivery of notice to the Term Loan Collateral Agent as provided in Section 3.4(b), the Equipment Access Period shall commence for the subject Equipment. During the Equipment Access Period for any such Equipment, the Revolving Credit Collateral Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use, such Equipment for the purpose of arranging for and effecting the sale or other disposition of Revolving Credit Primary Collateral. During any such Equipment Access Period, the Revolving Credit Collateral Agent and its representatives (and persons employed on their behalf) may continue to operate, service, maintain, process and sell the Revolving Credit Primary Collateral, as well as to engage in bulk sales of Revolving Credit Primary Collateral. Revolving Credit Collateral Agent shall take proper care of the Equipment that is used by Revolving Credit Collateral Agent during the Equipment Access Period with respect thereto and repair and replace any damage (ordinary wear-and-tear excepted) caused by Revolving Credit Collateral Agent or its agents, representatives or designees and Revolving Credit Collateral Agent shall comply with all applicable laws in connection with its use of any of the Term Loan Primary Collateral. The Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall indemnify and hold harmless the Term Loan Collateral Agent and the Term Loan Claimholders for any injury or damage to Persons or property caused by the acts or omissions of it or Persons under its control. The Revolving Credit Collateral Agent and the Term Loan Collateral Agent shall cooperate and use reasonable efforts to ensure that their activities during the Equipment Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Term Loan Collateral Agent to show the Term Loan Primary Collateral to prospective purchasers and to ready the Term Loan Primary Collateral for sale.

(d) If any order or injunction is issued or stay is granted which prohibits the Revolving Credit Collateral Agent from exercising any of its rights hereunder at to Revolving Credit Primary Collateral for which the use of any Equipment is necessary or desirable in connection with any Enforcement in respect of such Revolving Credit Primary Collateral, then at the Revolving Credit Collateral Agent’s option, the Equipment Access Period granted to the Revolving Credit Collateral Agent under this Section 3.4 with respect to such Equipment shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.4. If the Term

Loan Collateral Agent shall foreclose or otherwise sell any of the Term Loan Primary Collateral, the Term Loan Collateral Agent will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring the Term Loan Primary Collateral subject to the terms of this Agreement.

3.5 Exercise of Remedies – Set Off and Tracing of and Priorities in Proceeds.

(a) The Term Loan Collateral Agent, for itself and on behalf of the Term Loan Claimholders, acknowledges and agrees that, to the extent the Term Loan Collateral Agent or any Term Loan Claimholder exercises its rights of setoff against any Grantor’s Deposit Accounts or Securities Accounts that constitute Revolving Credit Primary Collateral, the amount of such setoff shall be deemed to be the Revolving Credit Primary Collateral to be held and distributed pursuant to Section 4.3; provided, however that the foregoing shall not apply to any setoff by Term Loan Collateral Agent against any Term Loan Primary Collateral to the extent applied to payment of Term Loan Obligations.

(b) The Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, acknowledges and agrees that, to the extent the Revolving Credit Collateral Agent or any Revolving Credit Claimholder exercises its rights of setoff against any Grantor’s Deposit Accounts or Securities Accounts that constitute Term Loan Primary Collateral, the amount of such setoff shall be deemed to be the Term Loan Primary Collateral to be held and distributed pursuant to Section 4.3; provided, however that the foregoing shall not apply to any setoff by Revolving Credit Collateral Agent against any Revolving Credit Primary Collateral to the extent applied to payment of Revolving Credit Obligations.

(c) Without prejudice to Sections 4.1 and 4.2, Term Loan Collateral Agent, for itself and on behalf of the Term Loan Claimholders, also agrees that in the event that any funds that are deposited in an account which is both (i) subject to a Control Agreement and (ii) constitutes Revolving Credit Primary Collateral are then applied to the Revolving Credit Obligations, such funds shall be treated as Revolving Credit Primary Collateral and, unless the Revolving Credit Collateral Agent has actual knowledge to the contrary, any claim that such funds are proceeds of or otherwise constitute Term Loan Primary Collateral are, prior to an issuance of an Enforcement Notice, waived by Term Loan Collateral Agent and the Term Loan Claimholders.

(d) Without prejudice to Sections 4.1 and 4.2, Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, also agrees that in the event that any funds that are deposited in an account which is both (i) subject to a Control Agreement and (ii) constitutes Term Loan Primary Collateral are then applied to the Term Loan Obligations, such funds shall be treated as Term Loan Primary Collateral and, unless the Term Loan Collateral Agent has actual knowledge to the contrary, any claim that such funds are proceeds of or otherwise constitute Revolving Credit Primary Collateral are, prior to an issuance of an Enforcement Notice, waived by Revolving Credit Collateral Agent and the Revolving Credit Claimholders.

SECTION 4. Payments.

4.1 Application of Proceeds.

(a) So long as the Discharge of Revolving Credit Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, and whether prior to or following the issuance of any Enforcement Notice, all Revolving Credit Primary Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the Revolving Credit Collateral Agent or Revolving Credit Claimholders, shall be applied by the Revolving Credit Collateral Agent to the Revolving Credit Obligations in such order as specified in the relevant Revolving Credit Loan Documents except to the extent funds in certain bank accounts may be applied to Term Loan Obligations as provided in Section 3.5(d) above. Upon the Discharge of Revolving Credit Obligations and the termination of the Revolving Credit Agreement, except otherwise required by applicable law, the Revolving Credit Collateral Agent shall deliver to the Term Loan Collateral Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Term Loan Collateral Agent to the Term Loan Obligations in such order as specified in the Term Loan Collateral Documents.

(b) So long as the Discharge of Term Loan Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, and whether prior to or following the issuance of any Enforcement Notice, all Term Loan Primary Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the Term Loan Collateral Agent or Term Loan Claimholders, shall be applied by the Term Loan Collateral Agent to the Term Loan Obligations in such order as specified in the relevant Term Loan Documents, except to the extent funds in certain bank accounts may be applied to Revolving Credit Obligations as provided in Section 3.5(c) above. Upon the Discharge of Term Loan Obligations and the termination of the Term Loan Agreement, except as otherwise required by applicable law, the Term Loan Collateral Agent shall deliver to the Revolving Credit Collateral Agent any Collateral and proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Revolving Credit Collateral Agent to the Revolving Credit Obligations in such order as specified in the Revolving Credit Collateral Documents.

4.2 Payments Over in Violation of Agreement. So long as neither the Discharge of Revolving Credit Obligations nor the Discharge of Term Loan Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by either Agent or any Term Loan Claimholders or Revolving Credit Claimholders in connection with the exercise of any right or remedy (including set-off or notification of account debtors) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the appropriate Agent for the benefit of the Term Loan Claimholders or the Revolving Credit Claimholders, as the case may be, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Agent is hereby authorized by the other Agent to make any such endorsements as agent for the other Agent or any Term Loan Claimholders or Revolving Credit Claimholders, as the case may be. This authorization is coupled with an interest and is irrevocable until the Discharge of Revolving Credit Obligations and Discharge of Term Loan Obligations.

4.3 Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the Revolving Credit Collateral Agent or the Revolving Credit Claimholders may be applied, reversed and reapplied, in whole or in part, to the Revolving Credit Obligations to the extent provided for in the Revolving Credit Loan Documents and (b) the Term Loan Collateral Agent or the Term Loan Claimholders may be applied, reversed and reapplied, in whole or in part, to the Term Loan Obligations to the extent provided for in the Term Loan Documents.

SECTION 5. Other Agreements.

5.1 Releases.

(a) (i) If in connection with the exercise of the Revolving Credit Collateral Agent’s remedies in respect of any Collateral as provided for in Section 3.1 or at any time after any Revolving Credit Default in connection with the realization of any Revolving Credit Primary Collateral, the Revolving Credit Collateral Agent, for itself or on behalf of any of the Revolving Credit Claimholders, releases any of its Liens on any part of the Revolving Credit Primary Collateral, then (A) the Term Loan Collateral Agent, for itself or for the benefit of the Term Loan Claimholders, shall be deemed to have consented under the Term Loan Documents to such sale or other disposition and (B) the Liens, if any, of the Term Loan Collateral Agent, for itself or for the benefit of the Term Loan Claimholders, on the Revolving Credit Primary Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Term Loan Collateral Agent, for itself or on behalf of any such Term Loan Claimholders, hereby authorizes the filing of UCC amendments or termination statements to reflect such release and shall promptly execute and deliver to the Revolving Credit Collateral Agent or, with the approval of the Revolving Credit Collateral Agent, such Grantor, other documents as the Revolving Credit Collateral Agent or such Grantor may request to effectively confirm such release.

(ii) If in connection with the exercise of the Term Loan Collateral Agent’s remedies in respect of any Collateral as provided for in Section 3.2 or at any time after any Term Loan Default in connection with the realization of any Term Loan Primary Collateral, the Term Loan Collateral Agent, for itself or on behalf of any of the Term Loan Claimholders, releases any of its Liens on any part of the Term Loan Primary Collateral, then (A) the Revolving Credit Collateral Agent, for itself or for the benefit of the Revolving Credit Claimholders, shall be deemed to have consented under the Revolving

Credit Documents to such sale or other disposition and (B) the Liens, if any, of the Revolving Credit Collateral Agent, for itself or for the benefit of the Revolving Credit Claimholders, on the Term Loan Primary Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The Revolving Credit Collateral Agent, for itself or on behalf of any such Revolving Credit Claimholders, hereby authorizes the filing of UCC amendments or termination statements to reflect such release and shall promptly execute and deliver to the Term Loan Collateral Agent or, with the approval of Term Loan Collateral Agent, such Grantor such other documents as the Term Loan Collateral Agent or such Grantor may request to effectively confirm such release.

(b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of both the Revolving Credit Loan Documents and the Term Loan Documents (other than in connection with the exercise of the respective Agent’s rights and remedies in respect of the Collateral as provided for in Sections 3.1 and 3.2 or at any time after any Revolving Credit Default or Term Loan Default, as applicable, in connection with the realization of any Revolving Credit Primary Collateral or Term Loan Primary Collateral, as applicable), (i) the Revolving Credit Collateral Agent, for itself or on behalf of any of the Revolving Credit Claimholders, releases any of its Liens on any part of the Revolving Credit Primary Collateral, in each case other than (A) in connection with the Discharge of Revolving Credit Obligations or (B) after the occurrence and during the continuance of a Term Loan Default, then the Liens, if any, of the Term Loan Collateral Agent, for itself or for the benefit of the Term Loan Claimholders, on such Collateral shall be automatically, unconditionally and simultaneously released, and (ii) the Term Loan Collateral Agent, for itself or on behalf of any of the Term Loan Claimholders, releases any of its Liens on any part of the Term Loan Primary Collateral, in each case other than (A) in connection with the Discharge of Term Loan Obligations or (B) after the occurrence and during the continuance of a Revolving Credit Default, then the Liens, if any, of the Revolving Credit Collateral Agent, for itself or for the benefit of the Revolving Credit Claimholders, on such Collateral (or, if such Collateral includes Capital Stock of any Subsidiary, the Liens on Collateral owned by such Subsidiary) shall be automatically, unconditionally and simultaneously released. The Revolving Credit Collateral Agent and Term Loan Collateral Agent, each for itself and on behalf of any such Revolving Credit Claimholders or Term Loan Claimholders, as the case may be, promptly shall execute and deliver to the other Agent or such Grantor such termination statements, releases and other documents as the other Agent or such Grantor may request to effectively confirm such release.

(c) Until the Discharge of Revolving Credit Obligations and Discharge of Term Loan Obligations shall occur, the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, and the Term Loan Collateral Agent, for itself and on behalf of the Term Loan Claimholders, as the case may be, hereby irrevocably constitutes and appoints the other Agent and any officer or agent of the other Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the other Agent or such holder or in the Agent’s own name, from time to time in such Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

(d) Until the Discharge of Revolving Credit Obligations and Discharge of Term Loan Obligations shall occur, to the extent that the Agents or the Revolving Credit Claimholders or the Term Loan Claimholders (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new liens from any Grantor, then the other Agent, for itself and for the Revolving Credit Claimholders or Term Loan Claimholders, as the case may be, shall be granted a Lien on any such Collateral, subject to the lien priority provisions of this Agreement.

5.2 Insurance.

(a) Unless and until the Discharge of Revolving Credit Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Revolving Credit Loan Documents, (i) the Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Revolving Credit Primary Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to such Collateral and to the extent required by the Revolving Credit Loan Documents shall be paid to the Revolving Credit Collateral Agent for the benefit of the Revolving Credit Claimholders pursuant to the terms of the Revolving Credit Loan Documents (including, without limitation, for purposes of cash collateralization of letters of credit) and thereafter, to the extent no Revolving Credit Obligations are outstanding, and subject to the rights of the Grantors under the Term Loan Documents, to the Term Loan Collateral Agent for the benefit of the Term Loan Claimholders to the extent required under the Term Loan Collateral Documents and then, to the extent no Term Loan Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Term Loan Collateral Agent or any Term Loan Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Revolving Credit Collateral Agent in accordance with the terms of Section 4.2.

(b) Unless and until the Discharge of Term Loan Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Term Loan Documents, (i) the Term Loan Collateral Agent and the Term Loan Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Term Loan Primary Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to such Collateral and to the extent required by the Term Loan Documents shall be paid to the Term Loan Collateral Agent for the benefit of the Term Loan Claimholders pursuant to the terms of the Term Loan Documents and thereafter, to the extent no Term Loan Obligations are outstanding, and subject to the rights of the Grantors under the Revolving Credit Documents, to the Revolving Credit Collateral Agent for the benefit of the Revolving Credit Claimholders to the extent required under the Revolving Credit Collateral Documents and then, to the extent no Revolving Credit Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if the Revolving Credit Collateral Agent or any Revolving Credit Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Term Loan Collateral Agent in accordance with the terms of Section 4.2.

(c) To effectuate the foregoing, the Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder. To the extent any proceeds are received for business interruption or for any liability or indemnification and those proceeds are not compensation for a casualty loss with respect to the Term Loan Primary Collateral, such proceeds shall first be applied to repay the Revolving Credit Obligations and then be applied, to the extent required by the Term Loan Documents, to the Term Loan Obligations.

5.3 Amendments to Revolving Credit Loan Documents and Term Loan Documents; Refinancing.

(a) The Term Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Term Loan Agreement may be Refinanced, in each case, without notice to, or the consent of the Revolving Credit Collateral Agent or the Revolving Credit Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt bind themselves in a writing addressed to the Revolving Credit Collateral Agent and the Revolving Credit Claimholders to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not:

(1) increase the sum of the then outstanding aggregate principal amount of the Term Loan Agreement in excess of the Term Loan Cap Amount;

(2) increase the “Applicable Margin” or similar component of any interest rate on any tranche thereof by more than 3% per annum (excluding increases resulting from the accrual of interest at the default rate) or increase the aggregate amount of any fees (other than one-time fees or fees charged in respect of amendments, waivers or consents) by more than $100,000 in any twelve (12) month period), or frequency of payments (except that the Company may increase the frequency of payment of any fees from quarterly to monthly), of any fees provided for the in the Term Loan Agreement;

(3) shorten the scheduled maturity of the Term Loan Agreement or any Refinancing thereof;

(4) modify (or have the effect of a modification of) the terms of payment, including the regularly scheduled payments of principal or mandatory prepayment provisions of the Term Loan Agreement, in a manner that increases the amount or frequency of any such payments, or requires additional mandatory prepayments or limits the rights of Grantors with respect thereto, except that Company may modify such terms of payment to increase the aggregate amount of regularly scheduled payments of principal in any year in respect thereof by no more than $500,000 in any year; or

(5) in any manner adverse to the Revolving Credit Claimholders, modify (or have the effect of a modification of) the granting clauses (and the exclusions therefrom) of any Term Loan Collateral Document (or the definitions of the terms contained in any such granting clauses).

(b) The Revolving Credit Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Revolving Credit Agreement may be Refinanced, in each case, without notice to, or the consent of the Term Loan Collateral Agent or the Term Loan Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt bind themselves in a writing addressed to the Term Loan Collateral Agent and the Term Loan Claimholders to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not:

(1) increase the sum of the then outstanding aggregate principal amount of the Revolving Credit Agreement in excess of the Revolving Credit Cap Amount;

(2) increase the “Applicable Margin” or similar component of any interest rate by more than 3% per annum (excluding increases resulting from the accrual of interest at the default rate) or increase the aggregate amount of any fees (other than one-time fees or fees charged in respect of amendments, waivers or consents) by more than $100,000 in any twelve (12) month period), or frequency of payments (except that the Company may increase the frequency of payment of any fees from quarterly to monthly), of any fees provided for the in the Revolving Credit Agreement;

(3) shorten the scheduled maturity of the Revolving Credit Agreement or any Refinancing thereof;

(4) modify (or have the effect of a modification of) the terms of payment, including the regularly scheduled payments of principal or mandatory prepayment provisions of the Revolving Credit Agreement, in a manner that increases the amount or frequency of any such payments, or requires additional mandatory prepayments or limits the rights of Grantors with respect thereto; or

(5) in any manner adverse to the Term Loan Claimholders, modify (or have the effect of a modification of) the granting clauses (and the exclusions therefrom) of any Revolving Credit Collateral Document (or the definitions of the terms contained in any such granting clauses).

(c) The Revolving Credit Collateral Agent and the Term Loan Collateral Agent shall each use good faith efforts to notify the other party of any written amendment or modification to the Revolving Credit Agreement or the Term Loan Agreement, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.

5.4 Bailees for Perfection.

(a) Each Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the Revolving Credit Claimholders or the Term Loan Claimholders, as the case may be, and as bailee for the other Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Revolving Credit Loan Documents and the Term Loan Documents, respectively, subject to the terms and conditions of this Section 5.4.

(b) Neither Agent shall have any obligation whatsoever to the other Agent, to any Revolving Credit Claimholder, or to any Term Loan Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the respective Agents under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of Revolving Credit Obligations or Discharge of Term Loan Obligations, as the case may be, as provided in paragraph (d) below.

(c) Neither Agent acting pursuant to this Section 5.4 shall have by reason of the Revolving Credit Loan Documents, the Term Loan Documents, this Agreement or any other document a fiduciary relationship in respect of the other Agent, or any Revolving Credit Claimholders or any Term Loan Claimholders.

(d) Upon the Discharge of Revolving Credit Obligations or the Discharge of Term Loan Obligations, as the case may be, except as otherwise required by applicable law, the Agent under the credit facility which has been discharged shall (i) deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the other Agent to the extent the other Obligations remain outstanding, and second, to the applicable Grantor to the extent no Revolving Credit Obligations or Term Loan Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral) and (ii) take all other action reasonably requested by the other Agent in connection with the other Agent obtaining a first-priority security interest in the Revolving Credit Primary Collateral (in the case of the Term Loan Collateral Agent upon the Discharge of the Revolving Credit Obligations) or the Term Loan Primary Collateral (in the case of the Revolving Credit Collateral Agent upon the Discharge of the Term Loan Obligations), as the case may be, to the extent that the other Agent is entitled to a first-priority security interest therein at the expense of such other Agent and subject to such other liens that may have priority over the security interest of such other Agent or as a court of competent jurisdiction may otherwise direct.

(e) Subject to the terms of this Agreement, (i) so long as the Discharge of Revolving Credit Obligations has not occurred, the Revolving Credit Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Revolving Credit Loan Documents, but only to the extent that such Collateral constitutes Revolving Credit Primary Collateral, as if the Liens of the Term Loan Collateral Agent and Term Loan Claimholders did not exist and (ii) so long as the Discharge of Term Loan Obligations has not occurred, the Term Loan Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Term Loan Documents, but only to the extent that such Collateral constitutes Term Loan Primary Collateral, as if the Liens of the Revolving Credit Collateral Agent and Revolving Credit Claimholders did not exist.

(f) The parties hereto acknowledge that certain third parties, including without limitation, landlords, insurance companies, depository institutions and securities and commodities intermediaries (collectively, the “Third Parties”) have executed and delivered in favor of the Revolving Credit Collateral Agent and the Term Loan Collateral Agent certain agreements, instruments and other documents (including, without limitation, landlord waivers, insurance endorsements, lockbox agreements and control agreements) (collectively, the “Third Party Agreements”) pursuant to which, among other things, either the Revolving Credit Collateral Agent or the Term Loan Collateral Agent (such party being referred to as the “Superior Lienholder”) shall be entitled to deliver notices to such Third Parties, cause such Third Parties to take certain action (or consent to the taking of such actions) or otherwise exercise rights and remedies under such Third Party Agreements. The parties hereto hereby agree that, until the Discharge of Revolving Credit Obligations, the Superior Lienholder shall be the Revolving Credit Collateral Agent. Promptly upon the Discharge of Revolving Credit Obligations, the Revolving Credit Collateral Agent shall deliver a written notice to each Third Party stating that the Term Loan Collateral Agent is now the Superior Lienholder, that the Revolving Credit Collateral Agent is no longer entitled to deliver any consents under such Third Party Agreements and such other information required by the relevant Third Party Agreements necessary to permit the Term Loan Collateral Agent to exercise any rights or take any action reserved for the Superior Lienholder thereunder.

5.5 When Discharge of Revolving Credit Obligations and Discharge of Term Loan Obligations Deemed to Not Have Occurred. If concurrently with the Discharge of Revolving Credit Obligations or the Discharge of Term Loan Obligations, the Company thereafter enters into any Refinancing of any Revolving Credit Obligation or Term Loan Obligation as the case may be, which Refinancing is permitted by both the Term Loan Documents and the Revolving Credit Loan Documents, then such Discharge of Revolving Credit Obligations or the Discharge of Term Loan Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Revolving Credit Obligations or the Discharge of Term Loan Obligations) and, from and after the date on which the New Debt Notice is delivered to the appropriate Agent in accordance with the next sentence, the obligations under such Refinancing shall automatically be treated as Revolving Credit Obligations or Term Loan Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Revolving Credit Collateral Agent or Term Loan Collateral Agent, as the case may be, under such new Revolving Credit Loan Documents or new Term Loan Documents shall be the Revolving Credit Collateral Agent or the Term Loan Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that the Company has entered into new Revolving Credit Loan Documents or new Term Loan Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new collateral agent, such agent, the “New Agent”), the other Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Agent any Pledged Collateral (that is Term Loan Primary Collateral, in the case of a New Agent that is the agent under any new Term Loan Documents or that is Revolving Credit Primary Collateral, in the case of a New Agent that is the agent under any new Revolving Credit Loan Documents) held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree in a writing addressed to the other Agent and the Revolving Credit Claimholders or the Term Loan Claimholders, as the case may be, to be bound by the terms of this Agreement. If the new Revolving Credit Obligations under the new Revolving Credit Loan Documents or the new Term Loan Obligations under the new Term Loan Documents are secured by assets of the Grantors constituting Collateral that do not also secure the other Obligations, then the other Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Revolving Credit Loan Documents, Term Loan Collateral Documents and this Agreement.

5.6 Purchase Right.

(a) Without prejudice to the enforcement of the Term Loan Claimholders’ remedies, the Term Loan Claimholders agree at any time following an acceleration of the Term Loan Obligations in accordance with the terms of the Term Loan Agreement, the Term Loan Claimholders will offer the Revolving Credit Claimholders the option to purchase the entire aggregate amount of outstanding Term Loan Obligations at par (without regard to any prepayment penalty or premium), without warranty or representation or recourse, on a pro rata basis across Term Loan Claimholders. The Revolving Credit Claimholders shall irrevocably accept or reject such offer within ten (10) Business Days of the receipt thereof and the parties shall endeavor to close promptly thereafter. If the Revolving Credit Claimholders accept such offer, it shall be exercised pursuant to documentation mutually acceptable to each of the Term Loan Collateral Agent and the Revolving Credit Collateral Agent. If the Revolving Credit Claimholders reject such offer (or do not so irrevocably accept such offer within the required timeframe), the Term Loan Claimholders shall have no further obligations pursuant to this Section 5.6 and may take any further actions in their sole discretion in accordance with the Term Loan Documents and this Agreement.

(b) Without prejudice to the enforcement of the Revolving Credit Claimholders’ remedies, the Revolving Credit Claimholders agree at any time following an acceleration of the Revolving Credit Obligations in accordance with the terms of the Revolving Credit Agreement, the Revolving Credit Claimholders will offer the Term Loan Claimholders the option to purchase the entire aggregate amount of outstanding Revolving Credit Obligations (including unfunded commitments under the Revolving Credit Agreement) at par (without regard to any prepayment penalty or premium), without warranty or representation or recourse, on a pro rata basis across Revolving Credit Claimholders. The Term Loan Claimholders shall irrevocably accept or reject such offer within ten (10) Business Days of the receipt thereof and the parties shall endeavor to close promptly thereafter. If the Term Loan Claimholders accept such offer, it shall be exercised pursuant to documentation mutually acceptable to each of the Revolving Credit Collateral Agent and the Term Loan Collateral Agent. If the Term Loan Claimholders reject such offer (or do not so irrevocably accept such offer within the required timeframe), the Revolving Credit Claimholders shall have no further obligations pursuant to this Section 5.6 and may take any further actions in their sole discretion in accordance with the Revolving Credit Loan Documents and this Agreement.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1 Finance and Sale Issues.

(a) Until the Discharge of Revolving Credit Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Revolving Credit Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) on which the Revolving Credit Collateral Agent or any other creditor has a Lien or to permit any Grantor to obtain financing, whether from the Revolving Credit Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”)

then the Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meet the following requirements: (i) it is on commercially reasonable terms, (ii) the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of Revolving Credit Obligations plus the aggregate undrawn amount of any letters of credit issued and not reimbursed under the Revolving Credit Agreement does not exceed the Revolving Credit Cap Amount, (iii) the Term Loan Collateral Agent and the Term Loan Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are inconsistent with the terms of this Agreement that are materially prejudicial to their interests in the Term Loan Primary Collateral, and (iv) the terms of the DIP Financing or the order for the use of Cash Collateral (A) do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document, (B) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order, and (C) require that any Lien on the Term Loan Primary Collateral to secure such DIP Financing or rights in connection with the use of Cash Collateral are subordinate to the Lien of the Term Loan Collateral Agent with respect thereto. To the extent the Liens securing the Revolving Credit Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iv) above, the Term Loan Collateral Agent will subordinate its Liens in the Revolving Credit Primary Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Revolving Credit Collateral Agent or to the extent permitted by Section 6.3).

(b) Until the Discharge of Term Loan Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Term Loan Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) on which the Term Loan Collateral Agent or any other creditor has a Lien or to permit any Grantor to obtain DIP Financing, then the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meet the following requirements: (i) it is on commercially reasonable terms, (ii) the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of Term Loan Obligations does not exceed the Term Loan Cap Amount, (iii) the Revolving Credit Collateral Agent and the Revolving Credit Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that is inconsistent with the terms of this Agreement that are materially prejudicial to their interests in the Revolving Credit Primary Collateral, and (iv) the terms of the DIP Financing or the use of Cash Collateral (a) do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document, (b) do not expressly require the liquidation of the Collateral prior to a default under the DIP

Financing documentation or Cash Collateral order, and (c) require that any Lien on the Revolving Credit Primary Collateral (including assets arising after the commencement of any Insolvency or Liquidation Proceeding) to secure such DIP Financing or rights in connection with such use of Cash Collateral are subordinate to the Lien and rights of the Revolving Credit Collateral Agent with respect thereto and the rights to collections and cash proceeds of Revolving Credit Primary Collateral of the Revolving Credit Collateral Agent continue post-petition. To the extent the Liens securing the Term Loan Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (iv) above, the Revolving Credit Collateral Agent will subordinate its Liens in the Term Loan Primary Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Term Loan Collateral Agent or to the extent permitted by Section 6.3).

6.2 Relief from the Automatic Stay.

(a) Until the Discharge of Revolving Credit Obligations has occurred, the Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Revolving Credit Primary Collateral (other than to the extent such relief is required to exercise its rights under Section 3.3), without the prior written consent of the Revolving Credit Collateral Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by the bankruptcy court (provided that, for the avoidance of doubt, upon the granting of any relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Revolving Credit Primary Collateral, the terms and provisions of Section 3 shall continue to apply). Nothing contained herein shall be construed to in any way limit the right of the Revolving Credit Collateral Agent to object to any motion or other application by the Term Loan Collateral Agent seeking relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Revolving Credit Primary Collateral.

(b) Until the Discharge of Term Loan Obligations has occurred, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Term Loan Primary Collateral, without the prior written consent of the Term Loan Collateral Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by the bankruptcy court (provided that, for the avoidance of doubt, upon the granting of any relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Revolving Credit Primary Collateral, the terms and provisions of Section 3 shall continue to apply). Nothing contained herein shall be construed to in any way limit the right of the Term Loan Collateral Agent to object to any motion or other application by the Revolving Credit Collateral Agent seeking relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Term Loan Primary Collateral.

6.3 Adequate Protection.

(a) The Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(1) any request by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders for adequate protection with respect to the Revolving Credit Primary Collateral; provided that (A) such adequate protection claim shall not seek the creation of any Lien over additional assets or property of any Grantor other than with respect to assets or property that constitute Revolving Credit Collateral and (B) if such additional assets or property shall also constitute Term Loan Primary Collateral, (i) a Lien shall have been created in favor of the Term Loan Claimholders in respect of such Collateral and (ii) the Lien in favor of the Revolving Credit Claimholders shall be subordinated to the extent set forth in this Agreement; or

(2) any objection by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders to any motion, relief, action or proceeding based on the Revolving Credit Collateral Agent or the Revolving Credit Claimholders claiming a lack of adequate protection; provided that (A) such adequate protection claim shall not seek the creation of any Lien over additional assets or property of any Grantor other than with respect to assets or property that constitute Term Loan Collateral and (B) if such additional assets or property shall also constitute Revolving Credit Primary Collateral, (i) a Lien shall have been created in favor of the Revolving Credit Claimholders in respect of such Collateral and (ii) the Lien in favor of the Term Loan Claimholders shall be subordinated to the extent set forth in this Agreement.

(b) The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(1) any request by the Term Loan Collateral Agent or the Term Loan Claimholders for adequate protection with respect to the Term Loan Primary Collateral; provided that (A) such adequate protection claim shall not seek the creation of any Lien over additional assets or property of any Grantor other than with respect to assets or property that constitute Term Loan Collateral and (B) if such additional assets or property shall also constitute Revolving Credit Primary Collateral, (i) a Lien shall have been created in favor of the Revolving Credit Claimholders in respect of such Collateral and (ii) the Lien in favor of the Term Loan Claimholders shall be subordinated to the extent set forth in this Agreement; or

(2) any objection by the Term Loan Collateral Agent or the Term Loan Claimholders to any motion, relief, action or proceeding based on the Term Loan Collateral Agent or the Term Loan Claimholders claiming a lack of adequate protection; provided that (A) such adequate protection claim shall not seek the creation of any Lien over additional assets or property of any Grantor other than with respect to assets or property that constitute Revolving Credit Collateral and (B) if such additional assets or property shall also constitute Term Loan Primary Collateral, (i) a Lien shall have been created in favor of the Term Loan Claimholders in respect of such Collateral and (ii) the Lien in favor of the Revolving Credit Claimholders shall be subordinated to the extent set forth in this Agreement.

(c) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1) if the Revolving Credit Claimholders (or any subset thereof) are granted adequate protection with respect to the Revolving Credit Primary Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Revolving Credit Primary Collateral) in connection with any Cash Collateral use or DIP Financing, then the Term Loan Collateral Agent, on behalf of itself or any of the Term Loan Claimholders, may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Revolving Credit Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Term Loan Collateral Agent on Revolving Credit Primary Collateral;

(2) if the Term Loan Claimholders (or any subset thereof) are granted adequate protection with respect to the Term Loan Primary Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Term Loan Primary Collateral) in connection with any Cash Collateral use or DIP Financing, then the Revolving Credit Collateral Agent, on behalf of itself or any of the Revolving Credit Claimholders, may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Term Loan Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Revolving Credit Collateral Agent on Term Loan Primary Collateral;

(3) in the event the Revolving Credit Collateral Agent, on behalf of itself or any of the Revolving Credit Claimholders, seeks or requests adequate protection in respect of Revolving Credit Primary Collateral and such adequate protection is granted in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Revolving Credit Primary Collateral), then the Revolving Credit Collateral Agent, on behalf of itself and any of the Revolving Credit Claimholders, agrees that the Term Loan Collateral Agent may also be granted a Lien on the same additional collateral as security for the Term Loan Obligations and for any Cash Collateral use or DIP Financing provided by the Term Loan Claimholders, and the Term Loan Collateral Agent, on behalf of itself and any of the Term Loan Claimholders, agrees that any Lien on such additional collateral securing the Term Loan Obligations shall be subordinated to the Liens on such collateral securing the Revolving Credit Obligations, any such DIP Financing provided by the Term Loan Claimholders (and all Obligations relating thereto) and to any other Liens granted to the Term Loan Claimholders as adequate protection, all on the same basis as the other Liens of the Term Loan Collateral Agent on Revolving Credit Primary Collateral; and

(4) in the event the Term Loan Collateral Agent, on behalf of itself or any of the Term Loan Claimholders, seeks or requests adequate protection in respect of Term Loan Primary Collateral and such adequate protection is granted in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Term Loan Primary Collateral), then the Term Loan Collateral Agent, on behalf of itself and any of the Term Loan Claimholders, agrees that the Revolving Credit Collateral Agent may also be granted a Lien on the same additional collateral as security for the Revolving Credit Obligations and for any Cash Collateral use or DIP Financing provided by the Revolving Credit Claimholders, and the Revolving Credit Collateral Agent, on behalf of itself and any of the Revolving Credit Claimholders, agrees that any Lien on such additional collateral securing the Revolving Credit Obligations shall be subordinated to the Liens on such collateral securing the Term Loan Obligations, any such DIP Financing provided by the Revolving Credit Claimholders (and all Obligations relating thereto) and to any other Liens granted to the Revolving Credit Claimholders as adequate protection, all on the same basis as the other Liens of the Revolving Credit Collateral Agent on Term Loan Primary Collateral.

(d) Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to (i) the Revolving Credit Primary Collateral, nothing herein shall limit the rights of the Term Loan Collateral Agent or the Term Loan Claimholders from seeking adequate protection with respect to their rights in the Term Loan Primary Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (ii) the Term Loan Primary Collateral, nothing herein shall limit the rights of the Revolving Credit Collateral Agent or the Revolving Credit Claimholders from seeking adequate protection with respect to their rights in the Revolving Credit Primary Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

6.4 Avoidance Issues. If any Revolving Credit Claimholder or Term Loan Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of Revolving Credit Obligations or the Term Loan Obligations, as the case may be (a “Recovery”), then such Revolving Credit Claimholders or Term Loan Claimholders shall be entitled to a reinstatement of Revolving Credit Obligations or the Term Loan Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.5 Reserved.

6.6 Post-Petition Interest.

(a) Neither the Term Loan Collateral Agent nor any Term Loan Claimholder shall oppose or seek to challenge any claim by the Revolving Credit Collateral Agent or any Revolving Credit Claimholder for allowance in any Insolvency or Liquidation Proceeding of Revolving Credit Obligations consisting of Post-Petition Interest, fees or expenses to the extent of the value of the Lien securing any Revolving Credit Claimholder’s claim, without regard to the existence of the Lien of the Term Loan Collateral Agent on behalf of the Term Loan Claimholders on the Collateral.

(b) Neither the Revolving Credit Collateral Agent nor any other Revolving Credit Claimholder shall oppose or seek to challenge any claim by the Term Loan Collateral Agent or any Term Loan Claimholder for allowance in any Insolvency or Liquidation Proceeding of Term Loan Obligations consisting of Post-Petition Interest, fees or expenses to the extent of the value of the Lien securing any Term Loan Claimholder’s claim, without regard to the existence of the Lien of the Revolving Credit Agent on behalf of the Revolving Credit Claimholders on the Collateral.

6.7 Waiver - 1111(b)(2) Issues.

(a) The Term Loan Collateral Agent, for itself and on behalf of the Term Loan Claimholders, waives any claim it may hereafter have against any Revolving Credit Claimholder arising out of the election of any Revolving Credit Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code out of any grant of a security interest in connection with the Revolving Credit Primary Collateral in any Insolvency or Liquidation Proceeding.

(b) The Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, waives any claim it may hereafter have against any Term Loan Claimholder arising out of the election of any Term Loan Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code or out of any grant of a security interest in connection with the Term Loan Primary Collateral in any Insolvency or Liquidation Proceeding.

6.8 Separate Grants of Security and Separate Classification. The Term Loan Collateral Agent, for itself and on behalf of the Term Loan Claimholders, and the Revolving Credit Collateral Agent for itself and on behalf of the Revolving Credit Claimholders, acknowledge and agree that: the grants of Liens pursuant to the Revolving Credit Collateral Documents and the Term Loan Collateral Documents constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Term Loan Obligations are fundamentally different from the Revolving Credit Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in Section 6.8, if it is held that the claims of the Term Loan Claimholders and the Revolving Credit Claimholders in respect of the Term Loan Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Term Loan Collateral (with the effect being that, to the extent that the aggregate value of the Term Loan Collateral is sufficient (for this purpose ignoring all claims held by the Revolving Credit Claimholders), the Term Loan Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest, including any additional interest payable pursuant to the Term Loan Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Revolving Credit Claimholders, with the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, hereby acknowledging and agreeing to turn over to the Term Loan Collateral Agent, for itself and on behalf of the Term Loan Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Revolving Credit Claimholders).

To further effectuate the intent of the parties as provided in Section 6.8, if it is held that the claims of the Term Loan Claimholders and the Revolving Credit Claimholders in respect of the Revolving Credit Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Revolving Credit Collateral (with the effect being that, to the extent that the aggregate value of the Revolving Credit Collateral is sufficient (for this purpose ignoring all claims held by the Term Loan Claimholders), the Revolving Credit Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest, including any additional interest payable pursuant to the Revolving Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Term Loan Claimholders, with the Term Loan Collateral Agent, for itself and on behalf of the Term Loan Claimholders, hereby acknowledging and agreeing to turn over to the Revolving Credit Collateral Agent, for itself and on behalf of the Revolving Credit Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Term Loan Claimholders).

SECTION 7. Reliance; Waivers; Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under its Revolving Credit Loan Documents, acknowledges that it and such Revolving Credit Claimholders have, independently and without reliance on the Term Loan Collateral Agent or any Term Loan Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Revolving Credit Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Revolving Credit Agreement or this Agreement. The Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, acknowledges that it and the Term Loan Claimholders have, independently and without reliance on the Revolving Credit Collateral Agent or any Revolving Credit Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Term Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Loan Documents or this Agreement.

7.2 No Warranties or Liability. The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Loan Documents, acknowledges and agrees that each of the Term Loan Collateral Agent and the Term Loan Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Term Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Term Loan Collateral Agent and the Term Loan Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, acknowledges and agrees that each of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Revolving Credit Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Revolving Credit Collateral Agent and the Revolving Credit Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Revolving Credit Loan

Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Loan Collateral Agent and the Term Loan Claimholders shall have no duty to the Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders, and the Revolving Credit Collateral Agent and the Revolving Credit Claimholders shall have no duty to the Term Loan Collateral Agent or any of the Term Loan Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Revolving Credit Loan Documents and the Term Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the Agents, the Revolving Credit Claimholders or the Term Loan Claimholders to enforce any provision of this Agreement or any Revolving Credit Loan Document or Term Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Agents, Revolving Credit Claimholders or Term Loan Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Revolving Credit Loan Documents or any of the Term Loan Documents, regardless of any knowledge thereof which the Agents or the Revolving Credit Claimholders or Term Loan Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the Revolving Credit Loan Documents and Term Loan Documents and subject to the provisions of Section 5.3(a)), the Agents, the Revolving Credit Claimholders and the Term Loan Claimholders may, at any time and from time to time in accordance with the Revolving Credit Loan Documents and Term Loan Documents and/or applicable law, without the consent of, or notice to, the other Agent or the Revolving Credit Claimholders or the Term Loan Claimholders (as the case may be), without incurring any liabilities to such Persons and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:

(1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Agents or any rights or remedies under any of the Revolving Credit Loan Documents or the Term Loan Documents; provided that any such increase in the Revolving Credit Obligations or the Term Loan Obligations, as applicable, shall not increase the sum of the Indebtedness (as defined in the Revolving Credit Agreement or Term Loan Agreement, as applicable) constituting principal under the Revolving Credit Agreement or Term Loan Agreement, as applicable, and (in the case of the Revolving Credit Obligations), the face amount of any letters of credit issued under the Revolving Credit Agreement and not reimbursed to an amount in excess of the Revolving Credit Cap Amount or Term Loan Cap Amount, as applicable;

(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;

(3) settle or compromise any Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and

(4) exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.

(c) Except as otherwise provided herein, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, also agrees that the Term Loan Claimholders and the Term Loan Collateral Agent shall have no liability to the Revolving Credit Collateral Agent or any Revolving Credit Claimholders, and the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, hereby waives any claim against any Term Loan Claimholder or the Term Loan Collateral Agent, arising out of any and all actions which the Term Loan Claimholders or the Term Loan Collateral Agent may take or permit or omit to take with respect to:

(1) the Term Loan Documents;

(2) the collection of the Term Loan Obligations; or

(3) the foreclosure upon, or sale, liquidation or other disposition of, any Term Loan Primary Collateral. The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees that the Term Loan Claimholders and the Term Loan Collateral Agent have no duty to them in respect of the maintenance or preservation of the Term Loan Primary Collateral, the Term Loan Obligations or otherwise.

(d) Except as otherwise provided herein, the Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, also agrees that the Revolving Credit Claimholders and the Revolving Credit Collateral Agent shall have no liability to the Term Loan Collateral Agent or any Term Loan Claimholders, and the Term Loan

Collateral Agent, on behalf of itself and the Term Loan Lenders, hereby waives any claim against any Revolving Credit Claimholder or the Revolving Credit Collateral Agent, arising out of any and all actions which the Revolving Credit Claimholders or the Revolving Credit Collateral Agent may take or permit or omit to take with respect to:

(1) the Revolving Credit Loan Documents;

(2) the collection of the Revolving Credit Obligations; or

(3) the foreclosure upon, or sale, liquidation or other disposition of, any Revolving Credit Primary Collateral. The Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, agrees that the Revolving Credit Claimholders and the Revolving Credit Collateral Agent have no duty to them in respect of the maintenance or preservation of the Revolving Credit Primary Collateral, the Revolving Credit Obligations or otherwise.

(e) Until the Discharge of Term Loan Obligations, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Loan Primary Collateral or any other similar rights a junior secured creditor may have under applicable law.

(f) Until the Discharge of Revolving Credit Obligations, the Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Revolving Credit Primary Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders and the Term Loan Collateral Agent and the Term Loan Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Revolving Credit Loan Documents or any Term Loan Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Revolving Credit Obligations or Term Loan Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Revolving Credit Loan Document or any Term Loan Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Revolving Credit Obligations or Term Loan Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the any Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Revolving Credit Collateral Agent, the Revolving Credit Obligations, any Revolving Credit Claimholder, the Term Loan Collateral Agent, the Term Loan Obligations or any Term Loan Claimholder in respect of this Agreement.

SECTION 8. Miscellaneous.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Revolving Credit Loan Document or any Term Loan Document, the provisions of this Agreement shall govern and control.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Revolving Credit Claimholders and Term Loan Claimholders may continue, at any time and without notice to any Agent, to extend credit and other financial accommodations and lend monies to or for the benefit of the any Grantor in reliance hereon. Each of the Agents, on behalf of itself and the Revolving Credit Claimholders or the Term Loan Claimholders, as the case may be, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to the Revolving Credit Collateral Agent, the Revolving Credit Claimholders and the Revolving Credit Obligations, on the date of the Discharge of Revolving Credit Obligations, subject to the rights of the Revolving Credit Claimholders under Section 6.4; and

(b) with respect to the Term Loan Collateral Agent, the Term Loan Claimholders and the Term Loan Obligations, on the date of the Discharge of Term Loan Obligations, subject to the rights of the Term Loan Claimholders under Section 6.4.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Term Loan Collateral Agent or the Revolving Credit Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent that such amendment, modification or waiver (i) adversely affects its rights hereunder, under the Term Loan Documents or under the Revolving Credit Loan Documents or (ii) imposes any additional obligation upon it.

8.4 Information Concerning Financial Condition of the Grantors and their Subsidiaries. The Revolving Credit Collateral Agent and the Revolving Credit Claimholders, on the one hand, and the Term Loan Collateral Agent and the Term Loan Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the Revolving Credit Obligations or the Term Loan Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Revolving Credit Obligations or the Term Loan Obligations. Neither the Revolving Credit Collateral Agent and the Revolving Credit Claimholders, on the one hand, nor the Term Loan Collateral Agent and the Term Loan Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the Revolving Credit Collateral Agent or any of the Revolving Credit Claimholders, on the one hand, or the Term Loan Collateral Agent and the Term Loan Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:

(a) to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation.

(a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Term Loan Claimholders or the Term Loan Collateral Agent pays over to the Revolving Credit Collateral Agent or the Revolving Credit Claimholders under the terms of this Agreement, the Term Loan Claimholders and the Term Loan Collateral Agent shall be subrogated to the rights of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders; provided, however, that, the Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Revolving Credit Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Term Loan Collateral Agent or the Term Loan Claimholders that are paid over to the Revolving Credit Collateral Agent or the Revolving Credit Claimholders pursuant to this Agreement shall not reduce any of the Term Loan Obligations.

(b) With respect to the value of any payments or distributions in cash, property or other assets that any of the Revolving Credit Claimholders or the Revolving Credit Collateral Agent pays over to the Term Loan Collateral Agent or the Term Loan Claimholders under the terms of this Agreement, the Revolving Credit Claimholders and the Revolving Credit Collateral Agent shall be subrogated to the rights of the Term Loan Collateral Agent and the Term Loan Claimholders; provided, however, that, the Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Term Loan Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders that are paid over to the Term Loan Collateral Agent or the Term Loan Claimholders pursuant to this Agreement shall not reduce any of the Revolving Credit Obligations.

8.6 SUBMISSION TO JURISDICTION; WAIVERS.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY:

(1) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(2) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(3) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 8.7; AND

(4) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 8.6(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER REVOLVING CREDIT LOAN DOCUMENT OR TERM LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

8.7 Notices. All notices to the Term Loan Claimholders and the Revolving Credit Claimholders permitted or required under this Agreement shall also be sent to the Term Loan Collateral Agent and the Revolving Credit Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.8 Further Assurances. The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders under the Revolving Credit Loan Documents, and the Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders under the Term Loan Documents, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Revolving Credit Collateral Agent or the Term Loan Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.9 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.10 Binding on Successors and Assigns. This Agreement shall be binding upon the Revolving Credit Collateral Agent, the Revolving Credit Claimholders, the Term Loan Collateral Agent, the Term Loan Claimholders and their respective successors and assigns.

8.11 Specific Performance. Each of the Revolving Credit Collateral Agent and the Term Loan Collateral Agent may demand specific performance of this Agreement. The Revolving Credit Collateral Agent, on behalf of itself and the Revolving Credit Claimholders, and the Term Loan Collateral Agent, on behalf of itself and the Term Loan Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Revolving Credit Collateral Agent or the Revolving Credit Claimholders or the Term Loan Collateral Agent or the Term Loan Claimholders, as the case may be.

8.12 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.13 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.14 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.15 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Agents, the Revolving Credit Claimholders and the Term Loan Claimholders. Nothing in this Agreement shall impair, as between the Grantors and the Revolving Credit Collateral Agent and the Revolving Credit Claimholders, or as between the Grantors and the Term Loan Collateral Agent and the Term Loan Claimholders, the obligations of the Grantors to pay principal, interest, fees and other amounts as provided in the Revolving Credit Loan Documents and the Term Loan Documents, respectively.

8.16 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Revolving Credit Collateral Agent and the Revolving Credit Claimholders on the one hand and the Term Loan Collateral Agent and the Term Loan Claimholders on the other hand. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Revolving Credit Obligations and the Term Loan Obligations as and when the same shall become due and payable in accordance with their terms.

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

J. CREW OPERATING CORP.

By:	/s/: James S. Scully
Name:	James S. Scully
Title:	Executive Vice President and Chief Financial Officer

c/o J. Crew Group, Inc.
770 Broadway
New York, New York 10013
Attention: Arlene Hong, Esq.
Telecopier: (212) 209-8175
Email: arlene.hong@jcrew.com

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Sang Jin Han, Esq.
Telecopier: (212) 225-3999
Email: shan@cgsh.com

J. CREW GROUP, INC.

By:	/s/: James S. Scully
Name:	James S. Scully
Title:	Executive Vice President and Chief Financial Officer

c/o J. Crew Group, Inc.
770 Broadway
New York, New York 10013
Attention: Arlene Hong, Esq.
Telecopier: (212) 209-8175
Email: arlene.hong@jcrew.com

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Sang Jin Han, Esq.
Telecopier: (212) 225-3999
Email: shan@cgsh.com

J. CREW INC.

By:	/s/: James S. Scully
Name:	James S. Scully
Title:	Executive Vice President and Chief Financial Officer

c/o J. Crew Group, Inc.
770 Broadway
New York, New York 10013
Attention: Arlene Hong, Esq.
Telecopier: (212) 209-8175
Email: arlene.hong@jcrew.com

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Sang Jin Han, Esq.
Telecopier: (212) 225-3999
Email: shan@cgsh.com

J. CREW INTERNATIONAL, INC.

By:	/s/: Nicholas P. Lamberti
Name:	Nicholas P. Lamberti
Title:	Vice President and Controller

c/o J. Crew Group, Inc.
770 Broadway
New York, New York 10013
Attention: Arlene Hong, Esq.
Telecopier: (212) 209-8175
Email: arlene.hong@jcrew.com

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Sang Jin Han, Esq.
Telecopier: (212) 225-3999
Email: shan@cgsh.com

GRACE HOLMES, INC.

By:	/s/: James S. Scully
Name:	James S. Scully
Title:	Executive Vice President and Chief Financial Officer

c/o J. Crew Group, Inc.
770 Broadway
New York, New York 10013
Attention: Arlene Hong, Esq.
Telecopier: (212) 209-8175
Email: arlene.hong@jcrew.com

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Sang Jin Han, Esq.
Telecopier: (212) 225-3999
Email: shan@cgsh.com

H.F.D. NO. 55, INC.

By:	/s/: James S. Scully
Name:	James S. Scully
Title:	Executive Vice President and Chief Financial Officer

c/o J. Crew Group, Inc.
770 Broadway
New York, New York 10013
Attention: Arlene Hong, Esq.
Telecopier: (212) 209-8175
Email: arlene.hong@jcrew.com

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Sang Jin Han, Esq.
Telecopier: (212) 225-3999
Email: shan@cgsh.com

MADEWELL INC.

By:	/s/: James S. Scully
Name:	James S. Scully
Title:	Executive Vice President and Chief Financial Officer

c/o J. Crew Group, Inc.
770 Broadway
New York, New York 10013
Attention: Arlene Hong, Esq.
Telecopier: (212) 209-8175
Email: arlene.hong@jcrew.com

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
Attention: Sang Jin Han, Esq.
Telecopier: (212) 225-3999
Email: shan@cgsh.com

GOLDMAN SACHS CREDIT PARTNERS, L.P.,
as Term Loan Administrative Agent and Term Loan Collateral Agent

By:	/s/: William W. Archer
Name:	William W. Archer
Title:	Managing Director

Goldman Sachs Credit Partners L.P.
1 New York Plaza
New York, New York 10004
Attention: Elizabeth Fischer, Vice President – Bank Debt Portfolio Group
Telecopier: (212) 902-3000
E-mail: Elizabeth.fischer@gs.com

with a copy to:

Goldman, Sachs & Co.
30 Hudson Street, 17th Floor
Jersey City, New Jersey 07302
Attention: Pedro Ramirez
Telecopier: (212) 428-1622
E-mail: gsd.link@gs.com

and

Latham & Watkins LLP
633 W. 5th Street
Los Angeles, California 90071
Attention: John E. Mendez, Esq.
Telecopier: (213) 891-8763
Email: john.mendez@lw.com

WACHOVIA BANK, NATIONAL ASSOCIATION,
as Revolving Credit Administrative Agent and Revolving Credit Collateral Agent

By:	/s/: Kira Deter
Name:	Kim Deter
Title:	Vice President

One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288-0737
Attention:
Telecopier no:

with a copy to:

Otterbourg, Steindler, Houston & Rosen, P.C.
230 Park Avenue
New York, NY 10169-0075
Attention: David Morse
Fax : (917) 368 7107

Annex A

Revolving Credit Primary Collateral

The term “Revolving Credit Primary Collateral” shall mean all of the following property now owned or at any time hereafter acquired by the Company or any Guarantor, in which Company or any Guarantor now has or at any time in the future may acquire any right, title or interests:

(a) all present and future rights of Company and each Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, and that (i) is for Inventory that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) is for services rendered or to be rendered, or (iii) arises out of the use of a credit or charge card or information contained on or for use with the card (such assets described in this paragraph (a) being referred to herein as “Accounts”);

(b) all of Company’s and each Guarantor’s now owned and hereafter existing or acquired goods, wherever located, which (i) are held by Company or any Guarantor for sale or lease in the ordinary course of business or to be furnished under a contract of service in the ordinary course of business; or (ii) consist of raw materials, work in process, finished goods or materials used or consumed in its business (such assets described in this paragraph (b) being referred to herein as “Inventory”);

(c) all real property, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, and any fixtures or equipment such as pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, plumbing incinerating, electrical, air conditioning and air cooling equipment and systems, pollution control equipment, security systems, disposals, water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, generators, UPS power, racks, HVAC, boilers, water heaters, light fixtures, ceiling and exhaust fans and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing;

(d) all chattel paper (including all tangible and electronic chattel paper) arising in connection with or related to any of the Accounts, Inventory or other Revolving Credit Primary Collateral, but not arising in connection with or related to the sale, license or other disposition of any Intellectual Property (other than to the extent affixed to any Inventory or part of any Inventory and consistent with Company and the Guarantors’ past practices);

(e) all instruments (including all promissory notes) arising in connection with or related to any of the Revolving Credit Primary Collateral described in clauses (a), (b), (c), (d), (g), (j) or (l) of this Annex A, but not arising in connection with or related to the sale, license or other disposition of any Intellectual Property (other than to the extent affixed to any Inventory or part of any Inventory and consistent with Company and the Guarantors’ past practices);

(f) all documents arising in connection with or related to any of the Revolving Credit Primary Collateral described in clauses (a), (b), (c), (d), (g), (j) or (l) of this Annex A, but not arising in connection with or related to the sale, license or other disposition of any Intellectual Property as defined in this Annex A (other than to the extent affixed to any Inventory or part of any Inventory and consistent with Company and the Guarantors’ past practices);

(g) all deposit accounts and investment accounts used in connection with or related to any of the Accounts, Inventory or other Revolving Credit Primary Collateral (but excluding the Restricted Account as defined below);

(h) all letters of credit, banker’s acceptances and similar instruments and including all letter of credit rights arising in connection with or related to any of the Revolving Credit Primary Collateral described in clauses (a), (b), (c), (d), (g), (j) or (l) of this Annex A, but not arising in connection with or related to the sale, license or other disposition of any Intellectual Property (other than to the extent affixed to any Inventory or part of any Inventory and consistent with Company and the Guarantors’ past practices);

(i) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of any of the Revolving Credit Primary Collateral described in clauses (a), (b), (c), (d), (g), (j) or (l) of this Annex A, but not arising in connection with or related to the sale, license or other disposition of any Intellectual Property (other than to the extent affixed to any Inventory or part of any Inventory and consistent with Company and the Guarantors’ past practices), including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to such Revolving Credit Primary Collateral; (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party; (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, other Revolving Credit Primary Collateral, including returned, repossessed and reclaimed goods; and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(j) all investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts, but excluding Pledged Stock as defined below and excluding investment property in the Restricted Account as defined below) and all monies, credit balances, deposits and other property of Company or any Guarantor now or hereafter held or received by or in transit to the Revolving Credit Collateral Agent or any Revolving Credit Lender or its affiliates or at any other depository or other institution from or for the account of the Company or any Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

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(k) all commercial tort claims arising from or in connection with any of the Revolving Credit Primary Collateral described in clauses (a), (b), (c), (d), (g), (j) or (l) of this Annex A, but not arising in connection with or related to the sale, license or other disposition of any Intellectual Property (other than to the extent affixed to any Inventory or part of any Inventory and consistent with Company and the Guarantors’ past practices);

(l) to the extent not otherwise described above, (i) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (ii) all payment intangibles of Company or any Guarantor; (iii) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to Company or any Guarantor or otherwise in favor of or delivered to Company or any Guarantor in connection with any Account; (iv) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to the Company or any Guarantor from the sale, lease or other disposition of any of the Revolving Credit Primary Collateral described in clauses (a), (b), (c), (d), (g), (j) or (l) of this Annex A, licensing of any other Revolving Credit Primary Collateral, rendition of services or otherwise relating to any Accounts, Inventory or other Revolving Credit Primary Collateral (including, without limitation, choses in action, causes of action, or other rights and claims of the Company or any Guarantor against carriers, shippers, processors, warehouses, bailees, custom brokers, freight forwarders, or other third parties at any time in possession or control of, or using, any of the other Revolving Credit Primary Collateral or any sellers of any other Revolving Credit Primary Collateral and refunds of sales, use or excise taxes arising from the sale or other disposition of Inventory or other Revolving Credit Primary Collateral);

(m) all books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to any of the Revolving Credit Primary Collateral described in clauses (a), (b), (c), (d), (g), (j) or (l) of this Annex A, or any account debtor (including customer lists), together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of the Company or any Guarantor with respect to the foregoing maintained with or by any other person); and

(n) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Revolving Credit Primary Collateral.

For purposes of this Annex A, the following terms shall have the meanings given to them below:

(i) “Intellectual Property” shall have the meaning given to such term in Annex C to this Agreement.

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(ii) “Pledged Stock” shall mean Collateral consisting of shares of capital stock of Company, any Guarantor or any Subsidiary of Company or any Guarantor (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in Company, any Guarantor or any Subsidiary of Company or any Guarantor and all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase or subscribe for any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(iii) “Restricted Account” shall mean the investment account which is a restricted account maintained by Company with Term Loan Administrative Agent, an affiliate of Term Loan Administrative Agent or at a financial institution otherwise designated by Term Loan Administrative Agent into which Holdings or Company shall have deposited (a) proceeds of the Term Loan Agreement in an amount not less than the amount necessary to prepay or redeem any 9 3/4% Notes that shall remain outstanding immediately following the date of this Agreement and (b) such other amounts to be utilized for such purposes as expressly permitted under the Revolving Credit Agreement; and which investment account is established and used solely for the purpose of holding such proceeds and such other amounts and at all times shall be subject to the first priority perfected security interest of Term Loan Collateral Agent.

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Annex B

Term Loan Primary Collateral

All Collateral other than Revolving Credit Primary Collateral.

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Annex C

Intellectual Property

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether the Company or any Guarantor that is party to the Term Loan Collateral Documents as a “grantor” is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 10(B) annexed to the Collateral Questionnaire (as defined in the Term Loan Collateral Documents, as in effect on the date hereof) (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all United States, and foreign copyrights, including but not limited to copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications referred to in Schedule 10(A) annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 10(D) annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application referred to in Schedule 10(C) annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

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“Proceeds” shall mean: all “proceeds” as defined in Article 9 of the UCC, and in any event, shall include, without limitation (i) payments or distributions made with respect to any Investment Related Property (as defined in the Term Loan Collateral Documents, as in effect on the date hereof) and (ii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 10(F) annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 10(E) annexed to the Collateral Questionnaire (as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

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